                                  EXHIBIT 10.7

                                  CONSOLIDATED
                           RECEIVABLES SALE AGREEMENT
                             [$550,000,000 Facility]

                          Dated as of November 15, 1996

                                      among

                       THE GOODYEAR TIRE & RUBBER COMPANY,

                                  as the Seller

                                       and

                  ASSET SECURITIZATION COOPERATIVE CORPORATION,

                            as the Primary Purchaser

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                            as the Standby Purchaser

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                                     as the

                                 Servicing Agent


                                   X-10.7-1

                                TABLE OF CONTENTS

                                                                                                             PAGE

ARTICLE I .................................................................................................... 1
DEFINITIONS, ETC. ............................................................................................ 1

      SECTION 1.1.                  Certain Defined Terms .................................................... 1
      SECTION 1.2.                  Other Defined Terms ...................................................... 2
      SECTION 1.3.                  Use of Defined Terms ..................................................... 2
      SECTION 1.4.                  Cross-References ......................................................... 2
      SECTION 1.5.                  Computation of Time Periods .............................................. 2

ARTICLE II ................................................................................................... 2

AMOUNTS AND TERMS OF PURCHASES ............................................................................... 2
      SECTION 2.1.                  Requests for New Purchases ............................................... 2
      SECTION 2.2.                  Making New Purchases ..................................................... 3
      SECTION 2.2.1.                Ongoing Purchase Discount Rate
                                    Mechanics for Standby Purchaser ...........................................3
      SECTION 2.2.2.                Illegality ............................................................... 4
      SECTION 2.2.3.                Unavailability ........................................................... 4
      SECTION 2.3.                  Reinvestment Purchases from Collections .................................. 5
      SECTION 2.4.                  Mandatory and Optional Reductions of
                                    the Purchased Amount ..................................................... 5
      SECTION 2.4.1.                Mandatory Reductions ..................................................... 5
      SECTION 2.4.2.                Optional Reductions ...................................................... 6
      SECTION 2.4.3.                Application of Reductions to Standby
                                    Purchaser's Purchased Amount ............................................. 6

      SECTION 2.5.                  Receivables Ownership Interest ........................................... 6
      SECTION 2.5.1.                Computing the Receivables Ownership Interest ............................. 7
      SECTION 2.5.2.                Sale of Receivables Ownership Interests .................................. 8
      SECTION 2.6.                  Settlement Procedures .................................................... 8
                                     ........................................................................ 10

      SECTION 2.7.                  General Settlement Procedures, Reporting, etc. .......................... 10
      SECTION 2.7.1.                Refunds, Rebates, Adjustments, etc ...................................... 10
      SECTION 2.7.2.                Reporting, etc .......................................................... 10
      SECTION 2.8.                  Payments and Computations, etc .......................................... 11
      SECTION 2.9.                  Standby Purchaser Fee ................................................... 11
      SECTION 2.10.                 Records of the Servicing Agent .......................................... 11
      SECTION 2.11.                 Yield Protection ........................................................ 12

ARTICLE III ................................................................................................. 14

ADMINISTRATION AND COLLECTION ............................................................................... 14
      SECTION 3.1.                  Designation of the Collection Agent ..................................... 14
      SECTION 3.2.                  Duties of the Collection Agent .......................................... 14


                                   X-10.7-2
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




      SECTION 3.3.                  Rights of the Servicing Agent. .......................................... 15
      SECTION 3.4.                  Responsibilities of the Seller .......................................... 17
      SECTION 3.5.                  Action Evidencing Receivables
                                    Ownership Interests ..................................................... 17

ARTICLE IV .................................................................................................. 18

CONDITIONS PRECEDENT ........................................................................................ 18
      SECTION 4.1.                  Conditions Precedent to Effective Date .................................. 18
      SECTION 4.1.1.                Resolutions, etc ........................................................ 18
      SECTION 4.1.2.                Financing Statements .................................................... 19
      SECTION 4.1.3.                Lock-Box Notices, etc ................................................... 19
      SECTION 4.1.4.                Legal Opinion of Counsel to the Seller .................................. 19
      SECTION 4.1.5.                Membership in the Primary Purchaser ..................................... 19
      SECTION 4.2.                  Conditions Precedent to All Purchases ................................... 19
      SECTION 4.2.1.                Purchase Notice ......................................................... 19
      SECTION 4.2.2.                Compliance with Warranties, No Default, etc ............................. 20
      SECTION 4.2.3.                Satisfactory Form, etc .................................................. 20

ARTICLE V ................................................................................................... 20

REPRESENTATIONS AND WARRANTIES .............................................................................. 20
      SECTION 5.1.                  Representations and Warranties of the Seller ............................ 20
      SECTION 5.1.1.                Organization, etc ....................................................... 20
      SECTION 5.1.2.                Corporate Power, Authority, etc ......................................... 20
      SECTION 5.1.3.                Due Authorization, etc .................................................. 21
      SECTION 5.1.4.                Validity, Enforceability, etc ........................................... 21
      SECTION 5.1.5.                Financial Information ................................................... 21
      SECTION 5.1.6.                Title, Perfection, etc .................................................. 21
      SECTION 5.1.7.                Reports, etc ............................................................ 22
      SECTION 5.1.8.                Offices, etc ............................................................ 22
      SECTION 5.1.9.                Lock-Box Banks, Lock-Box Accounts, etc .................................. 22
      SECTION 5.1.10.               Investment Company Act Representation ................................... 22

ARTICLE VI .................................................................................................. 22

      COVENANTS ............................................................................................. 22
      SECTION 6.1.                  Affirmative Covenants of the Seller ..................................... 22
      SECTION 6.1.1.                Compliance with Laws, etc ............................................... 22
      SECTION 6.1.2.                Preservation of Corporate Existence ..................................... 23
      SECTION 6.1.3.                Audits .................................................................. 23
      SECTION 6.1.4.                Keeping of Records and Books of Account ................................. 23
      SECTION 6.1.5.                Performance and Compliance with Receivables
                                    and Contracts ........................................................... 23
      SECTION 6.1.6.                Location of Records ..................................................... 23
      SECTION 6.1.7.                Credit and Collection Policy ............................................ 24


                                   X-10.7-3
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


      SECTION 6.1.8.                Financial Reporting of Sale ............................................. 24
      SECTION 6.1.9.                Reporting Requirements .................................................. 24
      SECTION 6.1.10.               Instructions to Obligors ................................................ 25
      SECTION 6.2.                  Negative Covenants of the Seller ........................................ 25
      SECTION 6.2.1.                Sales, Liens, etc ....................................................... 25
      SECTION 6.2.2.                Change in Business; Credit and
                                    Collection Policy, Invoices, etc ........................................ 25
      SECTION 6.2.3.                Change in Payment Instructions to Obligors .............................. 26
      SECTION 6.2.4.                Limit on Purchases ...................................................... 26
      SECTION 6.2.5.                No Commingling .......................................................... 26

ARTICLE VII ................................................................................................. 26

EVENTS OF TERMINATION ....................................................................................... 26
      SECTION 7.1.                  Action Upon an Event of Termination ..................................... 26

ARTICLE VIII ................................................................................................ 27

SERVICING AGENT ............................................................................................. 27
      SECTION 8.1.                  Authorization and Action ................................................ 27
      SECTION 8.2.                  Reliance, etc ........................................................... 27
      SECTION 8.3.                  CIBC and Affiliates ..................................................... 27

ARTICLE IX .................................................................................................. 28

INDEMNIFICATION ............................................................................................. 28
      SECTION 9.1.                  Indemnities by the Seller ............................................... 28
      SECTION 9.2.                  Seller to Advise the Servicing Agent .................................... 30
      SECTION 9.3.                  Cooperation in Litigation and Proceedings ............................... 30

ARTICLE X ................................................................................................... 30

PATRONAGE DISTRIBUTIONS ..................................................................................... 30
      SECTION 10.1.                 Patronage Distributions Generally ....................................... 30
      SECTION 10.2.                 Income Tax Consent ...................................................... 31

ARTICLE XI .................................................................................................. 31

      MISCELLANEOUS PROVISIONS .............................................................................. 31
      SECTION 11.1.                 Amendments, etc ......................................................... 31
      SECTION 11.2.                 Notices, etc ............................................................ 31
      SECTION 11.3.                 No Waiver; Remedies ..................................................... 31
      SECTION 11.4.                 Binding Effect; Assignability, etc ...................................... 32
      SECTION 11.4.1.               Certain Conditions and Agreements
                                    Regarding Assignments ................................................... 32
      SECTION 11.4.2.               Right of First Refusal. ................................................. 33
      SECTION 11.5.                 Governing Law; Consent to Jurisdiction .................................. 33
      SECTION 11.6.                 Costs, Expenses and Taxes ............................................... 34




                                   X-10.7-4

      SECTION 11.7.                 Grant of Security ....................................................... 34
      SECTION 11.8.                 No Proceedings .......................................................... 35
      SECTION 11.9.                 Execution in Counterparts, Effectiveness, etc ........................... 35
      SECTION 11.10.                Integration Clause ...................................................... 35

ANNEX I                             DEFINED TERMS ........................................................... 39

SCHEDULE I                          List of Certain Concentration Limits ................................. S-I-1

SCHEDULE II                         Description of Receivables .........................................  S-II-1

EXHIBIT A                           Form of Purchase Notice .................................................A-1

EXHIBIT B                           Form of Portfolio Reports ...............................................B-1

EXHIBIT C                           Form of Lock-Box Agreement ..............................................C-1
                                    Attachment A
                                    Form of Letter to Lock-Box Bank ........................................ C-4

EXHIBIT D                           List of Lock-Box Banks ................................................. D-1

EXHIBIT E                           List of Offices ........................................................ E-1

EXHIBIT F                           Form of Opinion of Seller's Counsel .................................... F-1

EXHIBIT G                           Form of Contract ....................................................... G-1



                                   X-10.7-5

                                  CONSOLIDATED

                           RECEIVABLES SALE AGREEMENT

      THIS CONSOLIDATED RECEIVABLES SALE AGREEMENT, dated as of November 15, 1996, among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Seller"), ASSET SECURITIZATION COOPERATIVE CORPORATION, a California cooperative corporation (the "Primary Purchaser"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through certain offices in the United States of America ("CIBC"), as the standby purchaser (in such capacity, the "Standby Purchaser"; the Primary Purchaser and the Standby Purchaser being collectively called the "Purchasers" and individually sometimes called a "Purchaser") and CIBC, as the servicing agent (in such capacity, the "Servicing Agent") hereunder.

                              W I T N E S S E T H:

      WHEREAS, the Seller, the Primary Purchaser, the Standby Purchaser and the Servicing Agent are party to the following: (i) a Receivables Sale Agreement [$170,000,000] dated as of December 12, 1989, as heretofore amended or otherwise modified from time to time (the "Pool A Original Agreement") and (ii) a Receivables Sale Agreement [$380,000,000] dated as of June 15, 1990, as heretofore amended or otherwise modified from time to time (the "Pool B Original Agreement");

      WHEREAS, the parties hereto desire to consolidate the Pool A Original Agreement and the Pool B Original Agreement into one agreement, and to amend and restate the terms and conditions thereof, on and pursuant to the terms and conditions herein set forth;

      WHEREAS, the parties hereto intend the receivables sales transactions contemplated hereunder for all purposes and in all respects to be true sales of undivided ownership interests in certain receivables from the Seller to the Purchasers (and not loans secured by receivables), providing the Purchasers with ownership of such undivided ownership interests in such receivables;

      NOW, THEREFORE, the Pool A Original Agreement and the Pool B Original Agreement are hereby consolidated, amended and restated in their entirety as follows:

                                    ARTICLE I
                                DEFINITIONS, ETC.

      SECTION 1.1. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement (whether in their singular or plural forms),

                                   X-10.7-6
including its preamble and recitals, have the meanings provided in Annex 1 hereto.

      SECTION 1.2. Other Defined Terms. All accounting terms not specifically defined in Annex 1 hereto shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC of the State of New York (as from time to time amended), and not otherwise specifically defined in Annex 1 hereto, are used herein as defined in Article 9.



      SECTION 1.4. Cross-References. Unless otherwise specified, references in this Agreement or any Related Document to Articles and Sections are references to those Articles or Sections contained in this Agreement or such Related Document.

      SECTION 1.5. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified time to a later specified time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
                         AMOUNTS AND TERMS OF PURCHASES

      SECTION 2.1. Requests for New Purchases. Upon the terms and subject to the conditions of this Agreement, the Seller may from time to time prior to the Termination Date for Pool A or Pool B, request that the Primary Purchaser purchase from the Seller ownership interests in Eligible Receivables of Pool A or Pool B, respectively, and the Contracts, Related Security, Collections and all other proceeds, books and records with respect to the Eligible Receivables of such Pool (each being a "New Purchase") and the Primary Purchaser may make such New Purchase; provided that on any date, New Purchases may be made from both Pool A and Pool B, but each such Purchase shall be considered a separate New Purchase for purposes hereof; and provided further that no New Purchase may be made by either Purchaser from Pool A or Pool B, as the case may be, if, after giving effect thereto, either (a) with respect to Pool A, the then Combined Pool A Purchased Amount would exceed $170,000,000, (b) with respect to Pool B, the then Combined Pool B Purchased Amount would exceed $380,000,000, or (c) the then Receivables Ownership Interests of both Purchasers together in either Pool A or Pool B, as the case may be, would exceed 100%; and provided further that each New Purchase made pursuant to Section 2.2 shall have a Purchase Price of at least $1,000,000, and shall

                                   X-10.7-7
be in integral multiples of $1,000,000. If the Primary Purchaser shall decline to make any proposed New Purchase, then the Standby Purchaser will, prior to the Termination Date for the applicable Pool, upon the terms and subject to the conditions of this Agreement, make such New Purchase.

      SECTION 2.2. Making New Purchases. A New Purchase may be requested by the Seller upon at least five Business Days' notice by delivery to the Servicing Agent of a Purchase Notice (provided that notice of a New Purchase in the nature of a Conversion Purchase (as defined in Section 2.4.2) to be made by the Standby Purchaser may be given orally on three Business Days' notice without delivery of a Purchase Notice and thereafter a Conversion Purchase shall automatically be effected on each Business Day following the date of the initial Conversion Purchase (provided that the minimum Purchase Price requirements of Section 2.1 are satisfied) without further notice until either the Seller shall notify the Servicing Agent otherwise or no further Conversion Purchases can be made). After receipt of a Purchase Notice, the Servicing Agent will promptly notify the Seller if the Primary Purchaser has determined to make such New Purchase. If the Primary Purchaser declines to make such New Purchase, then such Purchase Notice shall automatically be deemed to be a request of the Standby Purchaser to make such New Purchase. On the date of each New Purchase (subject to the conditions set forth in Article IV), the applicable Purchaser will deposit (in same day funds) the Purchase Price with respect to such New Purchase to the Seller's Account.

      SECTION 2.2.1. Ongoing Purchase Discount Rate Mechanics for Standby Purchaser. If the Primary Purchaser shall decline to make any requested New Purchase and the Standby Purchaser shall be required to make such New Purchase and the initial Purchase Discount Rate with respect to such New Purchase is determined by reference to the Alternate Rate (because of the applicability of the provisions of Section 2.2.2 or Section 2.2.3), then at any time thereafter (if the provisions of Section 2.2.2 and Section 2.2.3 restricting making and maintaining Purchases at a Purchase Discount Rate determined by reference to the LIBO Rate (Reserve Adjusted) become inapplicable) on at least three Business Days' irrevocable notice, the Seller may elect that the Purchase Discount Rate with respect to such New Purchase (and all related Reinvestment Purchases with respect thereto) be determined by reference to the LIBO Rate (Reserve Adjusted). At the end of each Fixed Period with respect to any New Purchase maintained at a Purchase Discount Rate determined by reference to the LIBO Rate (Reserve Adjusted), a new Fixed Period with respect to such New Purchase (and all related Reinvestment Purchases with respect thereto) shall commence at the expiration of such Fixed Period. After the Termination Date, the Standby Purchaser may require that the Purchase Discount Rate with respect to any Purchases made and maintained by it be determined by reference to the Alternate Rate.

                                   X-10.7-8

      SECTION 2.2.2. Illegality. If, as the result of any Regulatory Change, CIBC shall determine (which determination shall be conclusive and binding on the Seller) that it is unlawful for CIBC to make, continue or maintain loans or financings at the LIBO Rate (Reserve Adjusted), then the obligation of the Standby Purchaser to determine the Purchase Discount Rate with respect to any Purchases made and maintained by it by reference to the LIBO Rate (Reserve Adjusted) shall, upon such determination (and telephone notice thereof confirmed in writing to the Seller), forthwith terminate, and thereafter at the end of the current Fixed Periods or, if required by such Regulatory Change, on such earlier date, the Purchase Discount Rate with respect to any Purchases made and maintained by it shall be determined by reference to the Alternate Rate. If circumstances subsequently change so that the Servicing Agent shall determine that CIBC is no longer so affected, the obligation of the Standby Purchaser to determine the Purchase Discount Rate with respect to any Purchases made and maintained by it by reference to the LIBO Rate (Reserve Adjusted) shall, upon such determination (and telephone notice thereof confirmed in writing to the Seller), forthwith be reinstated.

      SECTION 2.2.3. Unavailability. If, prior to the beginning of any Fixed Period, the Servicing Agent shall have determined (for any reason whatsoever) that

      (a) Dollar deposits in the relevant amount and for such Fixed Period are not available to CIBC in its LIBOR Office's interbank eurodollar market, or

      (b) by reason of circumstances affecting CIBC's LIBOR Office's interbank eurodollar market, adequate means do not exist for ascertaining the LIBO Rate (Reserve Adjusted),

then, the Servicing Agent shall promptly give telephone notice of such determination, confirmed in writing to the Seller (which determination shall be conclusive and binding on the Seller), and

      (c) the obligation of the Standby Purchaser to determine the Purchase Discount Rate with respect to any Purchases made and maintained by it by reference to the LIBO Rate (Reserve Adjusted) shall, upon such notification, forthwith terminate, and

      (d) the Purchase Discount Rate with respect to the affected Purchases shall on the expiration of the then current Fixed Periods thereafter be determined by reference to the Alternate Rate.

      If circumstances subsequently change so that the Servicing Agent shall determine that CIBC is no longer so affected, the obligation of the Standby Purchaser to determine the Purchase Discount Rate with respect to any Purchases made and maintained by

                                   X-10.7-9
it by reference to the LIBO Rate (Reserve Adjusted) shall, upon such determination (and telephone notice thereof confirmed in writing to the Seller), forthwith be reinstated.

      SECTION 2.3. Reinvestment Purchases from Collections. On each day (other than a Liquidation Day for the applicable Pool), each Purchaser's share of Excess Collections from Pool A or Pool B, as the case may be, attributable to such Purchaser's Receivables Ownership Interest in such Pool received on such day (except as provided in Section 2.4) will automatically be used by such Purchaser to purchase from the Seller ownership interests in Eligible Receivables of such Pool, and the Contracts, Related Security, Collections and all other proceeds, books and records with respect to such Eligible Receivables (each being a "Reinvestment Purchase"; the New Purchases (including the Conversion Purchases) and the Reinvestment Purchases being collectively called the "Purchases"; and individually sometimes called a "Purchase"); provided that no Reinvestment Purchase will be made by either Purchaser if, after giving effect thereto, the then Receivables Ownership Interests of both Purchasers together in either Pool A or Pool B, as the case may be, would exceed 100%; provided further, that upon three Business Days' written notice, either the Seller or the Primary Purchaser may, at any time, elect not to allow or to make thereafter Reinvestment Purchases in Pool A or Pool B from Collections from such Pool pursuant to this Section 2.3. If the Primary Purchaser shall make such election then the Primary Purchaser's Purchased Amount with respect to the applicable Pool shall be reduced to zero pursuant to the provisions of clause
(b) of Section 2.4.2.

      SECTION 2.4. Mandatory and Optional Reductions of the Purchased Amount. The following reductions in each Purchaser's Purchased Amount with respect to Pool A or Pool B, as the case may be, shall be required or allowed:

      SECTION 2.4.1. Mandatory Reductions. If the Seller shall determine at any time that the Receivables Ownership Interests of both Purchasers together in either Pool A or Pool B, as the case may be, at such time shall exceed 100%, then immediately upon such determination the Seller shall commence to reduce the Purchased Amount of both Purchasers in the applicable Pool by implementing the procedures set forth in Section 2.4.2(b) (without regard to the provisos therein) such that an amount equal to or greater than the amount necessary to cause the Receivables Ownership Interests of both Purchasers together in either applicable Pool to be less than or equal to 100% shall be paid to the Purchasers. If the Seller shall timely and fully perform its obligations under this Section 2.4.1 then no Event of Termination under clause (i) of the definition thereof shall be deemed to have occurred and be continuing.

                                   X-10.7-10

      SECTION 2.4.2. Optional Reductions. If, at any time other than a Liquidation Day, the Seller shall wish to cause the reduction of the Purchasers' Purchased Amounts with respect to Pool A or Pool B, as the case may be (but not a total liquidation of the Receivables Ownership Interests of the Purchasers in such Pool) the Seller may do so as follows: (a) the Seller shall give the Servicing Agent at least five Business Days' prior notice thereof (including the amount of such proposed reduction and the proposed date on which such reduction will commence), and (b) on the proposed date of such commencement and on each day thereafter (provided that, if any such day is a Liquidation Day, the provisions of Section 2.6 shall be applicable), the Collection Agent shall refrain from making Reinvestment Purchases in such Pool and shall on each Settlement Date occurring thereafter with respect to Collections received within the preceding Settlement Period (or, in the case of any reduction pursuant to Section 2.4.1, on a daily basis as such Collections are received) distribute to each of the Purchasers the portion of the Excess Collections received from Pool A or Pool B, as the case may be, attributable to such Purchaser's Receivables Ownership Interest in such Pool (unless at the time the Standby Purchaser's Purchased Amount is being concurrently increased by New Purchases in amounts equal to the amounts by which the Primary Purchaser's Purchased Amount is being reduced (such New Purchases being collectively sometimes called "Conversion Purchases" and individually sometimes called a "Conversion Purchase"), in which case the portion of the Excess Collections received from the applicable Pool attributable to the Standby Purchaser's Receivables Ownership Interest in such Pool shall be utilized to make a Reinvestment Purchase pursuant to Section 2.3 and shall not be remitted to the Standby Purchaser in reduction of its Purchased Amount with respect to such Pool). The Collection Agent shall continue to make distributions to the Purchasers pursuant to the immediately preceding sentence until the amount distributed to the Purchasers shall equal the desired amount of reduction; provided that, (x) the amount of any such reduction shall not be less than $1,000,000 and shall be in integral multiples of $1,000,000 and (y) the Seller shall use reasonable efforts to choose a reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period.

      SECTION 2.4.3. Application of Reductions to Standby Purchaser's Purchased Amount. Reductions to the Standby Purchaser's Purchased Amount from time to time pursuant to Section 2.4.1 or Section 2.4.2 shall be applied to each New Purchase (and the Reinvestment Purchases relating thereto) with respect to which the Purchase Discount Rate is determined by reference to the LIBOR Rate (Reserve Adjusted) in order of shortest to longest remaining Fixed Periods.

      SECTION 2.5. Receivables Ownership Interest. On any date, the "Receivables Ownership Interest" of each Purchaser in each Pool shall

                                   X-10.7-11
be such Purchaser's undivided percentage ownership interest in each of the Eligible Receivables in such Pool as at such date and all related Contracts, Related Security, Collections, other proceeds and books and records with respect to such Eligible Receivables (subject to the last sentence of this paragraph). The percentage referred to in the preceding sentence shall be that percentage determined pursuant to clause (b) of Section 2.5.1. Irrespective of when the Receivables Ownership Interest of each Purchaser in each Pool is computed by the Collection Agent pursuant to clause (a) of Section 2.5.1, such Receivables Ownership Interest shall change at any time that any of the factors set forth in clause (b) of Section 2.5.1 utilized to determine the applicable percentage shall change; provided, however, that (i) solely for purposes of determining the actual ownership interest in the Eligible Receivables, Collections and other property rights transferred hereunder (but not for purposes of making the various other determinations hereunder, for which no such adjustment shall be made in the percentage as calculated in clause (b)), in no event shall the Receivables Ownership Interests of both Purchasers together in either Pool exceed 100% (any excess to affect the percentage ownership interest of each Purchaser proportionately in accordance with its Purchased Amount unless such excess arises as a result of any New Purchase, in which case such excess shall reduce the percentage of the Purchaser of such New Purchase) and (ii) the Receivables Ownership Interest of each Purchaser in each Pool, as of the close of business of the Seller on the Business Day immediately preceding the Termination Date for such Pool, will remain constant at all times on and after the Termination Date. The Receivables Ownership Interest of each Purchaser in each Pool shall not include (i) any undivided percentage ownership interest in any Receivables arising on or after the Termination Date for such Pool, or any Contracts, Related Security, Collections or other proceeds with respect to such Receivables or (ii) at any time, any portion of any Receivable (including any Eligible Receivable) not within the Receivables Ownership Interest as contemplated pursuant to Section 2.5.1.

      SECTION 2.5.1.   Computing the Receivables Ownership Interest.

      (a) The Receivables Ownership Interest of each Purchaser in each Pool initially will be computed by the Collection Agent at the time of the initial New Purchase with respect thereto. As soon as practicable but in any event no later than twenty-five days (or if such day is not a Business Day, the next succeeding Business Day) after the last Business Day of each Settlement Period thereafter (or more frequently, if requested by the Servicing Agent) until the occurrence of the Termination Date with respect to Pool A or Pool B, as the case may be, the Receivables Ownership Interest of each Purchaser in such Pool will be recomputed by the Collection Agent, as of the close of business of the Seller on the last day of such Settlement Period, after giving effect to all Collections with

                                   X-10.7-12
respect to Eligible Receivables of such Pool attributable to, and Reinvestment Purchases in such Pool during, such Settlement Period. On any day of computation, if the Receivables Ownership Interests of both Purchasers together in either Pool as so computed shall be greater than 100%, the Collection Agent shall promptly so notify the Servicing Agent.

      (b) At any time, the Receivables Ownership Interest of each Purchaser with respect to each of Pool A and Pool B will be such Purchaser's percentage ownership interest in the property described above, which percentage will be equal to the following (expressed as a fraction):

                                     PA + LR
                                     -------
                                      ERPB

      where:
      PA    =   the then Purchased Amount of such Purchaser with respect to such
                Pool.
      LR    =   the then Loss Reserve of such Purchaser with respect to such
                Pool.
      ERPB  =   the then Eligible Receivables Portfolio Balance with respect to such Pool.

      SECTION 2.5.2. Sale of Receivables Ownership Interests. In consideration of payment by each Purchaser of the Purchase Price related thereto (and the Deferred Purchase Price as and when due hereunder), the Seller hereby sells, assigns and conveys to each Purchaser, and each Purchaser hereby purchases and acquires from the Seller, all of the Seller's right, title and interest in and to an undivided percentage interest in each Eligible Receivable in each Pool and all related Contracts, Related Security, Collections, other proceeds and books and records with respect to each such Eligible Receivable, in each case whether now owned and existing or hereafter acquired or arising to the extent constituting the Receivables Ownership Interest of such Purchaser in such Pool. The parties hereto hereby acknowledge that they intend the foregoing sales to be true sales for all purposes (and not grants of collateral interests) providing the applicable Purchaser with ownership of the Receivables Ownership Interest of such Purchaser in each Pool. Each party hereto hereby agrees to independently take all necessary action to record properly the foregoing sales transactions and to reflect each Purchaser's ownership of the Receivables Ownership Interests on their respective books and records.

      SECTION 2.6. Settlement Procedures. On each Settlement Date, the Collection Agent will distribute from Collections (other than Collections distributed or retained pursuant to Section 3.2(b)) received during the preceding Settlement Period the following amounts from the following sources and in the following order of priority:

                                   X-10.7-13

      (i) first, to each Purchaser from Collections that are part of such Purchaser's Receivables Ownership Interest in Pool A, all of such Purchaser's Purchase Discount for Pool A (with respect to the Purchase Discount Period then ending or any prior Purchase Discount Period) that is accrued but undistributed through such Settlement Date;

      (ii) second, to each Purchaser from Collections that are part of such Purchaser's Receivables Ownership Interest in Pool B, all of such Purchaser's Purchase Discount for Pool B (with respect to the Purchase Discount Period then ending or any prior Purchase Discount Period) that is accrued but undistributed through such Settlement Date;

      (iii) third, to the Collection Agent proportionately from Collections that are part of each Purchaser's Receivables Ownership Interest in each Pool, the Collection Agent Fee (other than the Seller Portion of the Collection Agent Fee) for the preceding Settlement Period (and any unpaid Collection Agent Fee (other than the Seller Portion thereof) for any previous Settlement Periods to the extent that there were insufficient Collections to pay such fee on any prior Settlement Date);

      (iv) fourth, to the Servicing Agent proportionately from Collections that are part of each Purchaser's Receivables Ownership Interest in each Pool, the Servicing Agent Fee for the preceding Purchase Discount Period (and any unpaid Servicing Agent Fee for any previous Purchase Discount Periods to the extent that there were insufficient Collections to pay such fee on any prior Settlement Date);

      (v) fifth, on any day that is not a Liquidation Day with respect to either Pool, all remaining Collections from such Pool shall be distributed in accordance with Section 2.3 or Section 2.4, as applicable;

      (vi) sixth, on any day that is a Liquidation Day with respect to Pool A, to each Purchaser from Collections that are part of such Purchaser's Receivables Ownership Interest in Pool A, the lesser of (A) all remaining Collections received during the preceding Settlement Period that are part of such Purchaser's Receivables Ownership Interest in Pool A and (B) such Purchaser's Purchased Amount for Pool A;

      (vii) seventh, on any day that is a Liquidation Day with respect to Pool B, to each Purchaser from Collections that are part of such Purchaser's Receivables Ownership Interest in Pool B, the lesser of (A) all remaining Collections received during the preceding Settlement Period

                                   X-10.7-14
      that are part of such Purchaser's Receivables Ownership Interest in Pool B and (B) such Purchaser's Purchased Amount for Pool B;

      (viii) eighth, to the Seller, all remaining Collections that are not otherwise distributed pursuant to clauses (i) through (vii) above in payment by each Purchaser of the Deferred Purchase Price owed to the Seller by such Purchaser with respect to its purchase of the Receivables Ownership Interests in Pool A and Pool B, as the case may be; provided, however, that the Collection Agent shall set off against any amount owing to the Seller in respect of the Deferred Purchase Price any amounts that are owed by the Seller to any other Person hereunder that are due but unpaid on or prior to such time (which amounts shall be distributed by the Collection Agent to the Persons entitled thereto).

      SECTION 2.7. General Settlement Srocedures, Seporting, etc. With respect to all Collections from Receivables, the Seller, the Purchasers and the Servicing Agent agree to the following terms and procedures set forth in this Section.

      SECTION 2.7.1. Refunds, Rebates, Adjustments, etc. It is recognized that the Obligor on any Eligible Receivable may be entitled under the terms of such Eligible Receivable, or as a matter of law, to prepay the amounts due and to become due thereunder and thereby receive a rebate, refund or adjustment on account of a finance charge or other amount which may be included in such amount. Accordingly, on or prior to the Termination Date for each Pool (unless the rebate, refund or adjustment is included as an Indemnified Liability under
Section 9.1(g)) and prior to the designation of a Third Party Collection Agent, the Collection Agent may from time to time grant, or permit to be granted, to the Obligor on any Eligible Receivable of such Pool any rebate, refund or adjustment (i) arising by reason of prepayment or (ii) to enhance collectibility of Eligible Receivables of a particular Obligor or particular Obligors; provided, however, that the Collection Agent may not grant or permit to be granted any such rebate, refund or adjustment or cancel any claim of or against any Obligor of Eligible Receivables if the effect thereof would be to cause the then Receivables Ownership Interests of both Purchasers together in the affected Pool to equal or exceed 100%.

      SECTION 2.7.2. Reporting, etc. As soon as practicable but in any event no later than the 25th day of each calendar month, the Collection Agent will deliver to the Servicing Agent

      (a) a Portfolio Report for each Pool, relating to the Receivables Ownership Interests in each Pool (separately) as of the close of business of the Collection Agent on the last day of the immediately preceding calendar month; and

                                   X-10.7-15

      (b) if requested by the Servicing Agent, a listing by Obligor of all Receivables from either Pool as of the last day of the immediately preceding calendar month, together with an aging report for such Receivables as of the last day of the immediately preceding calendar month.

In addition, the Seller will provide such other reports, information, documents, books and records as the Servicing Agent may reasonably request.

      SECTION 2.8. Payments and Computations, etc. All amounts to be paid or deposited by the Seller or the Collection Agent hereunder will be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser's Account of each Purchaser, as applicable. The Seller (or, if applicable, the Collection Agent pursuant to Section 3.2(c)) will, to the extent permitted by law, pay to the Purchasers interest on all amounts not paid or deposited when due hereunder at 1% per annum above the Alternate Rate, payable on demand. Such interest will be delivered to, and retained by the Purchasers. All computations of interest, Purchase Discount, and fees hereunder will be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. The Purchasers will, on the Business Day immediately preceding each Settlement Date, notify the Seller and the Servicing Agent of the Purchase Discount Rate with respect to each of the Purchasers for the Purchase Discount Period then ending.

      SECTION 2.9. Standby Purchaser Fee. The Seller shall pay to the Standby Purchaser for the period commencing on the Effective Date and continuing to the applicable Termination Date a commitment fee (i) with respect to Pool A, payable at the rate of .15 of 1% per annum on the daily average of the difference of (x) $170,000,000 minus (y) the Purchased Amount of both Purchasers with respect to Pool A from time to time and (ii) with respect to Pool B, payable at the rate of
 .15 of 1% per annum on the daily average of the difference of (x) $380,000,000 minus (y) the Purchased Amount of both Purchasers with respect to Pool B from time to time. The Commitment Fee shall be due and payable on the Business Day immediately following the last day of each Settlement Period for such Settlement Period, and on the Termination Date for each Pool.

      SECTION 2.10. Records of the Servicing Agent. The Servicing Agent shall keep records of all Purchases, which records shall evidence the date of and the Purchase Price for all New Purchases. Such records shall be conclusive and binding on the Seller absent manifest error, but the failure to record any such amount shall not limit or otherwise affect the Receivables Ownership Interests of the Purchasers, the obligations of the

                                   X-10.7-16

Seller hereunder or the obligations of any Obligor to make payments on the Receivables when due.

      SECTION 2.11.  Yield Protection.

      (a) Without duplication of or amendment to Section 2.11(b), if (i) Regulation D of the Board of Governors of the Federal Reserve System, or
      (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by either Purchaser or any Affiliate of either thereof (each of which being an "Affected Party") with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to the Receivables Ownership Interests or any obligation or right to make Purchases, or shall change the basis of taxation of payments to an Affected Party of its Purchaser's Investment or Purchase Discount or any other amounts due under this Agreement in respect of its Purchaser's Investment or its obligations or rights, if any, to make Purchases (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office is located and except for any imposition by such jurisdiction of any new tax imposed on or measured by such Affected Party's net income or receipts); or

               B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve, if any, included in the determination of Purchase Discount), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

               (C) shall impose any other condition affecting the Receivables Ownership Interests or its obligations or rights, if any, to make Purchases;

      and the result of any of the foregoing is (i) to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (A) an Affected Party funding or making or maintaining any Purchases (including costs of the type described above owed by the Primary Purchaser under its

                                   X-10.7-17
      revolving credit agreements or other debt facilities), or (B) ASCC or the Servicing Agent for continuing its, or the Seller's, relationship with the Standby Purchaser, or CIBC or the Servicing Agent for continuing its, or the Seller's, relationship with the Primary Purchaser, or (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement with respect thereto, then within thirty days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis of such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

      (b) If an Affected Party shall reasonably determine that, after November 30, 1992, the adoption of any applicable law, rule, regulation, directive or guideline regarding capital adequacy, or any change in or phase-in of any applicable law, rule, regulation, directive or guideline or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by an Affected Party with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within thirty days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction (including any amounts of the type described above owed by the Primary Purchaser under its revolving credit agreements or other debt facilities).

      (c) Each Affected Party so affected will promptly notify the Seller and the Servicing Agent of any event of which it has knowledge occurring after the date hereof, which will entitle such Affected Party to compensation pursuant to this Section 2.11.

      (d) In determining any amount provided for in this Section 2.11, any Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.11, shall

                                   X-10.7-18
      submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

                                   ARTICLE III
                          ADMINISTRATION AND COLLECTION

      SECTION 3.1. Designation of the Collection Agent. The administration and collection of the Receivables from each Pool will be conducted by that Person (sometimes called the "Collection Agent") so designated from time to time in accordance with this Section 3.1. The Collection Agent shall be entitled to receive, as compensation for its services, the Collection Agent Fee payable in accordance with Section 2.6 and Section 3.2(b). Until the Servicing Agent gives notice to the Seller of its designation of a new Collection Agent, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof (any Person other than the Seller who or which acts as Collection Agent being sometimes called the "Third Party Collection Agent"). The Servicing Agent may designate any Person (including itself) to succeed the Collection Agent or any successor Collection Agent on the condition in each case that any such Person so designated agrees to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Servicing Agent, subcontract with any other Person for the administration and collection of the Receivables; provided, however, that the Collection Agent will remain liable for the performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

      SECTION 3.2. Duties of the Collection Agent. The Collection Agent will (unless the Servicing Agent directs otherwise) take or cause to be taken only such actions as will be necessary or customary to collect the Receivables, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and solely in accordance with the Credit and Collection Policy. In that connection, the Collection Agent will be authorized to enforce the rights and interests of the Purchasers in and under the Receivables, the Related Security and the related Contracts. The Collection Agent will not incur any expense that would result in a material increase in expenses normally incurred without first obtaining the consent of the Purchasers. In addition to, and not in limitation of, the foregoing, the Seller and the Collection Agent each agree as follows:

      (a) The Seller will deliver to the Collection Agent, and the Collection Agent will legend appropriately for the Seller and the Servicing Agent, acting on behalf of the Purchasers, all computer programs, tapes or disks which

                                   X-10.7-19
      evidence or relate to Receivables; provided, however, that the Seller shall not be required so to deliver (but instead shall be required to share with the Collection Agent) its only copy of such computer programs, tapes or disks or such Contracts, documents, instruments or other records if there is no reasonable means of making one or more substantially identical copies. To the extent any such computer programs are leased by or licensed to the Seller, the Seller will, as soon as practicable upon demand of the Servicing Agent, arrange for the lease or license or sublease or sublicense of such programs to the Servicing Agent. Upon the Servicing Agent's request, the Seller will also deliver to the Collection Agent, and the Collection Agent will legend appropriately for the Seller and the Servicing Agent, acting on behalf of the Purchasers, all Contracts and other documents, instruments and other records which evidence or relate to Eligible Receivables.

      (b) The Collection Agent will, as soon as practicable following receipt thereof, turn over to the Seller that portion of Collections from the Receivables representing the Seller's undivided percentage ownership interest therein, less, (i) the Seller Portion of the Collection Agent Fee not previously paid hereunder with respect to any Settlement Period ending on or prior to the time of such distribution and (ii) in the case of a Third Party Collection Agent, all reasonable costs and expenses of the Third Party Collection Agent in administering and collecting the Receivables to the extent not covered by the Collection Agent Fee received by it (which amounts shall be retained by such Third Party Collection Agent for its own account).

      (c) The Collection Agent will, to the extent permitted by applicable law and with respect to any amount not paid or distributed by the Collection Agent when required to be paid or distributed hereunder, pay interest to the Purchasers at a rate per annum equal to 1% above the Alternate Rate, payable on demand; provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law. Such interest will be for the account of, and will be distributed to, the Purchasers and the Servicing Agent, ratably in accordance with their respective interests in such overdue amount.

      (d) The Collection Agent's authorization under this Agreement will terminate with respect to each Pool, after the Termination Date for such Pool, upon payment in full of all amounts payable to the Servicing Agent, the Purchasers, the Collection Agent and the Seller under this Agreement (other than amounts attributable to a Pool for which the Termination Date has not occurred).

                                   X-10.7-20

      SECTION 3.3. Rights of the Servicing Agent. The Servicing Agent is hereby authorized at any time, to date, and to deliver to the Lock-Box Banks, the Lock-Box Notices delivered to it hereunder. The Seller hereby transfers, effective automatically upon the delivery by the Servicing Agent of the Lock-Box Notices to the Lock-Box Banks, to the Servicing Agent (for the pro rata benefit of the Purchasers) the exclusive ownership and control of the Lock-Box Accounts to which the Obligors of Receivables make payments with respect thereto, and the Seller hereby agrees to take any further action necessary, or that the Servicing Agent may reasonably request, to effect such transfer. In the event any authorized signatory of the Seller whose signature appears on any Lock-Box Notice ceases to have such authority before the delivery of such Lock-Box Notice, such signature will nevertheless be valid and sufficient for all purposes as if such authority had remained in full force and effect at the time of such delivery. The Seller hereby further agrees that, at any time following any designation of a Third Party Collection Agent:

      (a) The Servicing Agent may notify the Obligors of Eligible Receivables of the existence of the Receivables Ownership Interests by the Purchasers, and may direct that payment of all amounts due or to become due under any or all Eligible Receivables be made directly to the Servicing Agent or its designee.

      (b) The Seller will, at the Servicing Agent's request and at the Seller's sole expense, give notice of such existence of the Receivables Ownership Interests to each Obligor of Eligible Receivables and direct that payments be made directly to the Servicing Agent or its designee.

      (c) The Seller will, at the Servicing Agent's request and at the Seller's expense,

           (i) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence or relate to Eligible Receivables, or which are otherwise necessary or desirable to collect Eligible Receivables, and the related Contracts and Related Security, make the same available to the Servicing Agent at the Seller's chief executive office, and, if requested by the Servicing Agent, legend appropriately the same for the Seller and the Servicing Agent, and

           (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Eligible Receivables in a manner acceptable to the Servicing Agent and, promptly upon receipt, remit all such cash, checks and other instruments, duly endorsed or with duly executed

                                   X-10.7-21
            instruments of transfer, to the Servicing Agent or its designee.

      (d) The Seller hereby irrevocably appoints the Servicing Agent the Seller's attorney-in-fact, with full authority in the place and stead of the Seller and in the name of the Seller or otherwise to take any and all steps, in the Seller's name and on its behalf, necessary or desirable in the determination of the Servicing Agent, to collect the Eligible Receivables, including endorsing the Seller's name on checks and other instruments representing Collections of Eligible Receivables and enforcing obligations of Obligors in respect of Eligible Receivables and the related Contracts and Related Security. The Seller hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this paragraph is irrevocable and coupled with an interest. The authority granted to the Servicing Agent under this clause (d) shall terminate with respect to the Eligible Receivables of either Pool respectively on the Receivables Ownership Interest Collection Date for such Pool.

      SECTION 3.4. Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

      (a) the Seller will remain responsible and liable to perform all of its duties and obligations under the Contracts related to the Eligible Receivables, to the extent set forth therein;

      (b) the exercise by the Servicing Agent of any of its rights hereunder will not release the Seller from any of its duties or obligations with respect to any Eligible Receivables or under the Contracts related thereto;

      (c) neither the Servicing Agent nor either Purchaser will have any duty or obligation with respect to any Receivables or Contracts related thereto, nor will any of them be obligated to perform any of the duties or obligations of the Seller thereunder; and

      (d) the Seller will promptly notify the Servicing Agent of any claim or threatened claim probable, in the opinion of the management of the Seller, to result in any liability referred to in Article IX.

      SECTION 3.5. Further Action Evidencing Receivables Ownership Interests. The Seller agrees that from time to time, at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that the Servicing Agent may reasonably request, in order to perfect, protect or more fully evidence the Receivables Ownership Interests purchased hereunder, or to enable the

                                   X-10.7-22

Purchasers or the Servicing Agent to exercise or enforce any of their respective rights hereunder. In addition, the Seller will, upon the request of the Servicing Agent, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or appropriate. The Servicing Agent may sign and file continuation statements and amendments to financing statements and assignments thereof without the signature of the Seller where permitted by law. In furtherance, and not in limitation, of the foregoing, if the Seller fails to perform any of its agreements or obligations hereunder, then the Servicing Agent may (but will not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Servicing Agent incurred in connection therewith will be payable by the Seller as provided in Section 9.1.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

      SECTION 4.1. Conditions Precedent to Effective Date. The Effective Date under this Agreement is subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1; provided, however, that this Agreement shall be dated the Effective Date or such other date acceptable to the Servicing Agent and each Related Document to be delivered pursuant to this Section 4.1 will (unless otherwise indicated) be dated the Effective Date or such other date, and be in form and substance satisfactory to the Servicing Agent.

      SECTION 4.1.1. Resolutions, etc. The Servicing Agent will have received from the Seller a certificate of its Secretary:

      (a) as to resolutions of the Board of Directors of the Seller authorizing this Agreement and the other Related Documents to be delivered by it hereunder and the transactions contemplated hereby;

      (b) as to the names and true signatures of the officers authorized on the Seller's behalf to sign this Agreement and the other Related Documents to be delivered by it hereunder; and

      (c) as to whether or not there have been any, and attaching a true, complete and correct copy of, amendments or modifications to the articles of incorporation (appropriately certified by the Secretary of State of the Seller's jurisdiction of incorporation) and by-laws since the date of delivery thereof pursuant to the Pool B Original Agreement.

                                   X-10.7-23

The Servicing Agent and the Purchasers may conclusively rely upon such certificate until such time as the Servicing Agent receives from the Seller a replacement certificate meeting the requirements of this Section.

      SECTION 4.1.2. Financing Statements. The Servicing Agent will have received executed copies of proper Financing Statements (Form UCC-1) naming the Seller as the assignor and the Purchasers as the assignees, or such other similar instruments or documents as may be necessary or, in the reasonable opinion of the Servicing Agent, advisable under the UCC of all appropriate jurisdictions or any comparable law to perfect the ownership by the Purchasers of the Receivables Ownership Interests.

      SECTION 4.1.3. Lock-Box Notices, etc. The Servicing Agent will have received (in connection with the closing conditions set forth in the Pool A Original Agreement, the Pool B Original Agreement or otherwise) undated executed (on behalf of the Seller) copies of Lock-Box Notices to the Lock-Box Banks and fully executed copies of the Lock-Box Agreements.

      SECTION 4.1.4. Legal Opinion of Counsel to the Seller. The Servicing Agent will have received a favorable opinion of the general counsel, the associate general counsel or an assistant general counsel for the Seller, in substantially the form of Exhibit F.

      SECTION 4.1.5. Membership in the Primary Purchaser. The Seller shall be a Member in good standing of the Primary Purchaser.

      SECTION 4.1.6. Search Reports. The Servicing Agent will have ordered (whether or not received) certified copies of Requests for Information (Form UCC-11) or similar search reports attaching all UCC financing statements filed with respect to the Seller with the Secretary of State of the State of Ohio.

      SECTION 4.2. Conditions Precedent to All Purchases. Each Purchase (including the initial New Purchase, but excluding any Conversion Purchase) is subject to the prior or concurrent satisfaction of the conditions precedent set forth in this Section 4.2.

      SECTION 4.2.1. Purchase Notice. In the case of each New Purchase only (other than any Conversion Purchase), the Servicing Agent will have received:

      (a)      a Purchase Notice required pursuant to Section 2.2; and

      (b) a Portfolio Report with respect to the applicable Pool, dated within fifteen Business Days prior to the date of such Purchase, in form and substance satisfactory

                                   X-10.7-24
      to the Servicing Agent and containing such additional information as may be reasonably requested by the Servicing Agent, and which additional information can be reasonably provided by the Seller.

      SECTION 4.2.2. Compliance with Warranties, No Default, etc. On the date of each Purchase (both immediately prior to and subsequent to such Purchase) other than a Conversion Purchase, the following statements will be true (and the Seller, by accepting the payment of the Purchase Price relating to such Purchase, will be deemed to have certified that)

      (a)    the representations and warranties of the Seller contained in
      Section 5.1 will be correct on and as of the date of such Purchase as though made on and as of such date; and

      (b) no event has occurred and is continuing, or would result from such Purchase, which constitutes an Event of Termination or (the following phrase being applicable only insofar as the proposed Purchase to be made is a New Purchase (other than a Conversion Purchase) and not a Reinvestment Purchase) would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

      SECTION 4.2.3. Satisfactory Form, etc. All documents executed or submitted pursuant to this Agreement will be satisfactory in form and substance to the Servicing Agent, and the Servicing Agent will have received such other approvals, opinions or documents as it may reasonably request.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      SECTION 5.1. Representations and Warranties of the Seller. In order to induce the Purchasers to make Purchases, the Seller represents and warrants unto the Purchasers as set forth in this Article.

      SECTION 5.1.1. Organization, etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and is duly qualified to do business as a foreign corporation, and is in good standing, in every other state of the United States of America where the nature of its business requires it to be so qualified.

      SECTION 5.1.2. Corporate Power, Authority, etc. The execution, delivery and performance by the Seller of this Agreement and the other Related Documents and the transactions contemplated

                                   X-10.7-25
hereby and thereby, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action and

      (a)      do not contravene

               (i) the Seller's Amended Articles of Incorporation or Code of Regulations;

               (ii)     any law, rule or regulation applicable to the Seller;

               (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Seller or affecting any of its property; or

               (iv) any order, writ, judgment, award, injunction or decree binding on the Seller or affecting any of its property; and

      (b) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

No transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement has been duly executed and delivered on behalf of the Seller.

      SECTION 5.1.3. Due Authorization, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or the other Related Documents, except for the filing of the UCC Financing Statements referred to in Section 4.1.2, which filings have been duly made and are in full force and effect.

      SECTION 5.1.4. Validity, Enforceability, etc. This Agreement is the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

      SECTION 5.1.5. Financial Information. The Consolidated Financial Statements of Goodyear and its subsidiaries present fairly the financial position of the Seller and its consolidated subsidiaries at December 31, 1995 and 1994 and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

      SECTION 5.1.6. Title, Perfection, etc. Upon each Purchase, the applicable Purchaser will acquire legal and equitable title to a valid and perfected first priority undivided percentage ownership

                                   X-10.7-26
interest (to the extent of its applicable Receivables Ownership Interest) in each Eligible Receivable in the applicable Pool and in the Related Security, related Contracts and Collections with respect thereto, free and clear of any Adverse Claim except as provided hereunder. No effective financing statement or other instrument or document similar in effect giving notice of, or purporting to give notice of, any current or possible prospective Adverse Claim in respect of any such Eligible Receivable or the Related Security, related Contracts or Collections with respect thereto will at any time be on file in any recording office, except as may be filed in favor of the Purchasers in accordance with this Agreement.

      SECTION 5.1.7. Reports, etc. No Portfolio Report, information, exhibit, financial statement, document, book, record or report furnished by the Seller hereunder or in connection with this Agreement is inaccurate in any material respect.

      SECTION 5.1.8. Offices, etc. The chief place of business and chief executive office of the Seller are located at 1144 East Market Street, Akron, Ohio 44316-0001, and the offices where the Seller keeps all of its books, records and documents concerning the Eligible Receivables and the related Contracts are located at the addresses specified in Exhibit E (or, as notified to the Servicing Agent in accordance with Section 6.1.6, at such other locations in jurisdictions where all action required by Section 3.5 has been taken and completed).

      SECTION 5.1.9. Lock-Box Banks, Lock-Box Accounts, etc. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in Exhibit D (or at such other Lock-Box Banks or with such other Lock-Box Accounts as have been notified to the Servicing Agent in accordance with Section 6.2.3).

      SECTION 5.1.10. Investment Company Act Representation. The Seller is not and is not controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE VI
                                    COVENANTS

      SECTION 6.1.     Affirmative Covenants of the Seller. Until the earlier of
(x) the date which is one year after the later occurring Termination Date for either Pool, or (y) the later occurring Receivables Ownership Interest Collection Date for either Pool, the Seller will, unless the Servicing Agent has otherwise consented in writing, perform the obligations set forth in this
Section 6.1.

                                   X-10.7-27

      SECTION 6.1.1. Compliance with Laws, etc. Except to the extent that such noncompliance does not impair the collectibility or quality of any Receivable, the Seller will comply in all material respects with all laws, rules, regulations and orders applicable to it, its business and properties and all Receivables and related Contracts and Related Security.

      SECTION 6.1.2. Preservation of Corporate Existence. The Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Purchasers hereunder or the ability of the Seller or the Collection Agent to perform its obligations under this Agreement.

      SECTION 6.1.3. Audits. The Seller will, at any time and from time to time during regular business hours permit the Servicing Agent or its agents or representatives

      (a) to examine all books, records and documents (including computer tapes and disks) in the possession (or under the control) of the Seller relating to Receivables, including the related Contracts; and

      (b) to visit the offices and properties of the Seller for the purpose of examining the materials described in clause (a) above and discussing matters relating to Receivables and the Seller's performance hereunder with any of the officers or employees of the Seller having knowledge of such matters.

      SECTION 6.1.4. Keeping of Records and Books of Account. The Seller will maintain and implement, or cause to be maintained and implemented, administrative and operating procedures (including an ability to re-create records evidencing Eligible Receivables in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained all books, records, documents and other information reasonably necessary or advisable for the collection of all Eligible Receivables (including records adequate to permit the daily identification of each Eligible Receivable and all Collections of and reductions or adjustments to each Eligible Receivable).

      SECTION 6.1.5. Performance and Compliance with Receivables and Contracts. The Seller will, at its own expense, timely and fully perform and comply with all material terms, covenants and other agreements required to be performed and observed by it under the Contracts related to the Eligible Receivables.

                                   X-10.7-28

      SECTION 6.1.6. Location of Records. The Seller will keep its chief place of business and chief executive office, and the offices where it keeps its books, records and documents concerning (as applicable) the Receivables and all Contracts related thereto (including all original documents relating thereto), at the addresses of the Seller specified in Exhibit E or, upon 30 days' prior written notice to the Servicing Agent, at such other locations in a jurisdiction where all action required by Section 3.5 will have been taken and completed.

      SECTION 6.1.7. Credit and Collection Policy. The Seller will comply in all material respects with its Credit and Collection Policy in regard to each Eligible Receivable and the related Contracts.

      SECTION 6.1.8. Financial Reporting of Sale. The Seller will report and account for the conveyance of the Receivables Ownership Interests hereunder as sales for accounting and all other purposes.

      SECTION 6.1.9. Reporting Requirements. The Seller will furnish to the Servicing Agent:

      (a) as soon as available and in any event within 60 days after the end of each of its first three quarters in each fiscal year, a copy of the Seller's quarterly report on Form 10-Q for each such quarter;

      (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the Seller's annual report on Form 10-K for such year containing financial statements for such year certified in a manner acceptable to the Servicing Agent by independent public accountants of recognized national standing;

      (c) as soon as publicly available, copies of any other reports pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, filed by the Seller with the Securities Exchange Commission;

      (d) as soon as possible after (i) the Seller knows of, or should have known of, the occurrence of an Event of Termination or (ii) an officer of the Seller with responsibility for this transaction obtains actual knowledge of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Termination, a statement of the chief financial officer or chief accounting officer of the Seller setting forth details as to such Event of Termination or event;

      (e) promptly upon the occurrence of any Event of Termination, a list of each of the Eligible Receivables

                                   X-10.7-29
      included in the Receivables Ownership Interests purchased by the Purchasers;

      (f) from time to time as required by Section 2.7.2, the Portfolio Reports and other information required to be furnished pursuant to such Section; and

      (g) promptly, from time to time, such other information or reports with respect to the Receivables or the condition or operations, financial or otherwise, of the Seller, including reports sent to the Seller's security holders, as Servicing Agent may from time to time reasonably request and which additional information or reports can be reasonably provided by the Seller.

      SECTION 6.1.10. Instructions to Obligors. The Seller has instructed and will continue to instruct (unless otherwise directed by the Servicing Agent) all Obligors to remit payments on Eligible Receivables directly to a Lock-Box Account (by electronic funds transfer or wire transfer therein) or directly to a lock-box for deposit in a Lock-Box Account. Any payments received by the Seller in contravention of such instructions will be immediately deposited by the Seller into a Lock-Box Account.

      SECTION 6.2.      Negative Covenants of the Seller. Until the earlier of
(x) the date which is one year after the later occurring Termination Date for either Pool, or (y) the later occurring Receivables Ownership Interest Collection Date for either Pool, the Seller will, unless the Servicing Agent has otherwise consented in writing, comply with the obligations set forth in this Section 6.2.

      SECTION 6.2.1. Sales, Liens, etc. The Seller will not, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Lock-Box Account to which any Collections of any Eligible Receivables are sent, or assign any right to receive income in respect thereof.

      SECTION 6.2.2. Change in Business; Credit and Collection Policy, Invoices, etc. The Seller will not:

      (a) make any change in the character of its business which would impair the collectibility or quality of any Eligible Receivable;

      (b) make any change in the Credit and Collection Policy which would materially impair the collectibility or quality of any Eligible Receivable;

      (c) make any material change in any form of invoice relating to the Eligible Receivables, including, without limitation, any Contract, which would materially

                                   X-10.7-30
      impair the collectibility or quality of any Eligible Receivable; or

      (d) make any change in its designation of divisions or classes of business that are included on Scheduled II hereto (as such schedule may be amended from time to time pursuant to the terms hereof) unless (i) in the case of a change in name or number that does not affect which receivables are "Receivables" hereunder, the Seller notifies the Servicing Agent of such change prior to the effectiveness thereof in accordance with the definition of "Receivable" hereunder and (ii) in all other cases, such change would not materially impair the nature or quantity of receivables arising therefrom.

      SECTION 6.2.3. Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock-Box Bank to or from those listed in Exhibit D or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Servicing Agent will have received notice of such addition, termination or change and undated executed copies of Lock-Box Notices to each new Lock-Box Bank, and unless the terminated Lock-Box Agreement is replaced before the effective date of such termination by a binding Lock-Box Agreement with another Lock-Box Bank acceptable to the Servicing Agent.

      SECTION 6.2.4. Limit on Purchases. Neither the Combined Pool A Purchased Amount nor the Combined Pool B Purchased Amount shall from time to time exceed 15% of the Seller's consolidated assets, determined as at the end of each calendar month.

      SECTION 6.2.5. No Commingling. The Seller will not commingle Collections (prior to any distribution to the Seller by the Collection Agent pursuant hereto) with any other funds of the Seller (except for collections of other receivables). Without limiting the generality of the foregoing, the Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections and collections from other receivables.

                                   ARTICLE VII
                              EVENTS OF TERMINATION

      SECTION 7.1. Action Upon an Event of Termination. If any Event of Termination (other than an Event of Termination of the type described in clause
(g) of the definition of "Event of Termination") occurs, the Servicing Agent will, at the request or with the consent of the Purchasers, by notice to the Seller designate a Purchase Termination Date with respect to either or both Pools (provided that if an Event of Termination relates solely

                                   X-10.7-31
to one Pool and not the other, only a Purchase Termination Date with respect to the affected Pool may be designated) and/or a Person to succeed the Seller as the Collection Agent (if the Seller is then serving as the Collection Agent) pursuant to Section 3.1. Automatically (and without any requirement for the passage of time or the giving of notice) upon the occurrence of any event described in clause (g) of the definition of "Event of Termination", the Purchase Termination Date will occur with respect to both Pools and the Servicing Agent will become the Collection Agent. Upon any such designation or termination (whether automatic or otherwise), no Purchases from the affected Pool or Pools thereafter will be made, and the Servicing Agent and the Purchasers will have, in addition to the rights and remedies which they may have under this Agreement or any Related Document, all other rights and remedies provided under the UCC of any applicable jurisdiction or jurisdictions and other applicable laws, which rights will be cumulative.

                                  ARTICLE VIII
                                 SERVICING AGENT

      SECTION 8.1. Authorization and Action. The Servicing Agent may take such action and carry out such functions under this Agreement as are delegated to it by the terms hereof or otherwise contemplated hereby, together with such powers as are reasonably incidental thereto. On and prior to the occurrence of the Receivables Ownership Interest Collection Date for both Pools, the Servicing Agent shall be entitled to receive, as compensation for its services, the Servicing Agent Fee payable in accordance with Section 2.6.

      SECTION 8.2. Reliance, etc. Neither the Servicing Agent nor any of its directors, officers, agents or employees will be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement (including any action taken or omitted to be taken by it or them if designated as Collection Agent pursuant to Section 3.1 or Section 7.1), except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Seller hereby acknowledges and agrees that the Servicing Agent acts as agent hereunder for the Purchasers and has no duties or obligations to, will incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Seller, except to the extent provided in Article III if and when the Servicing Agent should become the Collection Agent hereunder.

      SECTION 8.3. CIBC and Affiliates. CIBC and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective subsidiaries and any Person who

                                   X-10.7-32
may do business with or own securities of the Seller or any Obligor or any of their respective subsidiaries, all as if CIBC were not the Servicing Agent, and without the duty to account therefor to the Purchasers or any other Person.

                                   ARTICLE IX

                                 INDEMNIFICATION

      SECTION 9.1. Indemnities by the Seller. Without prejudice to any other rights which the Servicing Agent or the Purchasers may have hereunder or under applicable law, the Seller hereby indemnifies and saves the Servicing Agent and the Purchasers and their respective officers, directors, employees, agents and Affiliates harmless from and against any and all damages, losses, claims, liabilities and related costs and expenses (including reasonable attorneys' fees and disbursements) (collectively, the "Indemnified Liabilities") awarded against or incurred by any of them arising out of or as a result of:

      (a) the purported sale by the Seller (and acceptance of the Purchase Price therefor) of an undivided percentage ownership interest in Eligible Receivables of either Pool at any time that the then Receivables Ownership Interests of both Purchasers together in such Pool equals or exceeds 100%;

      (b) the reliance by the Servicing Agent or the Purchasers on any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, any Portfolio Report or any other information or report delivered by the Seller pursuant hereto, which was incorrect in any material respect when made or deemed made;

      (c) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Eligible Receivable or to comply with any related Contract, or the nonconformity of any Eligible Receivable or any related Contract with any such applicable law, rule or regulation;

      (d) the failure to vest in the Purchasers, or to transfer to the Purchasers, legal and equitable title to, and ownership of, undivided percentage ownership interests in, to the extent of the Receivables Ownership Interests purchased by the Purchasers hereunder, the Eligible Receivables in, or purporting to be in, each Pool, free and clear of any Adverse Claim;

                                   X-10.7-33

      (e) the failure timely to file financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in or purporting to be in Pool A or Pool B, whether at the time of purchase of the Receivables Ownership Interests or at any subsequent time;

      (f) the return or transfer by either Purchaser of any amount of Collections received pursuant to Article II to the Seller or any other Person claiming by, through or under the Seller for any reason whatsoever;

      (g) any dispute, claim, offset or defense of any Obligor (other than discharges in bankruptcy of the Obligor) to the payment of any Eligible Receivable (including a defense based on such Eligible Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale, use, operation or ownership of, or defects in or breaches of warranties with respect to the merchandise or services relating to such Eligible Receivable or the furnishing or failure to furnish such merchandise or services, other than any such defense, offset, claim or dispute arising through (or out of the actions of), or asserted against, the Purchasers, or either of them, or their respective Affiliates, agents, representatives, successors or assigns;

      (h) any failure of the Seller, as Collection Agent or otherwise, to perform its duties or obligations in accordance with the provisions of
      Article III;

      (i) without duplication of the other provisions of this Agreement, any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by CIBC in order to maintain any portion of the Purchased Amount of the Standby Purchaser in either Pool at a Purchase Discount Rate determined by reference to the LIBO Rate (Reserve Adjusted)) as a result of any repayment or prepayment of such portion (or conversion of the Purchase Discount Rate with respect to such portion) on a date other than the scheduled last day of the applicable Fixed Periods with respect thereto; or

      (j) any tax being imposed on any of them on account of any payment made under this Section 9.1.

If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Seller hereby agrees to make the maximum contribution to the payment of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding the foregoing, in the event that there is any

                                   X-10.7-34

Indemnified Liability that arises solely in respect to one or more Eligible Receivables and is in an amount equal to the value(or applicable portion thereof) of such Eligible Receivable or Eligible Receivables, including, without limitation, pursuant to clause (g) above, the Seller shall pay the amount of such Indemnified Liability directly to the Collection Agent, and the Collection Agent shall distribute such amount pursuant to Article II hereof in the same manner and under the same terms and conditions as if such payment had been received from the Obligor with respect to the Eligible Receivable.

      SECTION 9.2. Seller to Advise the Servicing Agent. The Seller will use its best efforts to identify situations involving possible liability or obligations under this Article IX and to determine the amount of any such possible liability or obligations, and, upon obtaining knowledge of such situations, it will promptly advise the Servicing Agent thereof.

      SECTION 9.3. Cooperation in Litigation and Proceedings. The Seller agrees to assist, at the request of the Servicing Agent or either Purchaser, and at the Seller's expense, in any action, suit or proceeding brought by or against, or any investigation involving, the Servicing Agent relating to any of the transactions contemplated by this Agreement or to any of the Eligible Receivables or the related Contracts. The Purchasers agree to assist, at the request and expense of the Seller, in any action, suit or proceeding brought by or against, or any investigation involving, the Seller relating to any of the transactions contemplated by this Agreement or to any of the Eligible Receivables or the related Contracts.

                                    ARTICLE X
                             PATRONAGE DISTRIBUTIONS

      SECTION 10.1. Patronage Distributions Generally. Prior to the fifteenth day of the ninth month following the close of the Primary Purchaser's taxable year, the Primary Purchaser shall be required to pay a Patronage Dividend as defined in Section 1388(a) of the Code to the Seller equal to that portion of the net earnings of the Primary Purchaser that bears the same ratio to total net earnings as the total discounts or other similar items paid by the Seller pursuant to this Agreement to the Primary Purchaser and attributable to such taxable year bears to the total discounts or other similar items paid by all sellers pursuant to all their securitization agreements with the Primary Purchaser attributable to such taxable year. Net earnings of the Primary Purchaser for the purpose of this Section 10.1 shall mean the excess of income over expense as determined for federal income tax purposes. At least twenty percent of any Patronage Dividend shall be paid in cash. The balance of any Patronage Dividend may be paid through

                                   X-10.7-35
the issuance of a qualified written notice of allocation as provided in Section 1388(c) of the Code. Subject to the foregoing, the time and manner of patronage distributions shall be determined on an annual basis by the board of directors of the Primary Purchaser.

      SECTION 10.2. Income Tax Consent. The Seller hereby consents to include in its income at the stated dollar amount as provided in Section 1385(a) of the Code, any payment of a Patronage Dividend to the extent it is made in the form of a qualified written notice of allocation as defined in Section 1388(c) of the Code and any qualified per-unit retain certificates as defined in Section 1388(h) of the Code which are made in the form of written notices. The Seller agrees to include in its income the stated amount of such written notices of allocation or of per-unit retain certificates in the taxable year that such written notice is received by the Seller.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      SECTION 11.1. Amendments, etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Seller therefrom will in any event be effective (in whole or in part) unless the same is in writing, signed and consented to by the Seller and the Purchasers and, to the extent it affects the rights, duties or obligations of the Servicing Agent, the Servicing Agent.

      SECTION 11.2. Notices, etc. All notices and other communications provided for hereunder must, unless otherwise stated herein, be in writing (including telex or telecopier communication) and mailed, telexed, telecopied or delivered, as to each party hereto, at its address, telex or telecopier number set forth below its name on the signature pages hereof, or at such other address, telex or telecopier number as will be designated by such party in a written notice to each of the other parties hereto. All such notices and communications will be effective, in the case of written notice, when presented at the address of the addressee thereof or, in the case of notice by telex or telecopier, when transmitted, in each case addressed as aforesaid, except that notices and communications pursuant to Article II will not be effective until received.

      SECTION 11.3. No Waiver; Remedies. No failure on the part of the Servicing Agent or either Purchaser to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                                   X-10.7-36

      SECTION 11.4. Binding Effect; Assignability, etc. This Agreement will be binding upon and inure to the benefit of the Seller, the Servicing Agent, the Purchasers and each of their respective successors and permitted assigns, except that the Seller may not assign its rights hereunder or any interest herein without the prior written consent of the Purchasers (except as set forth in the next succeeding sentence). The Seller may assign or create an Adverse Claim upon its retained interest in the Receivables, Contracts, Related Security and Collections without the prior written consent of the Purchasers as long as (i) the Seller promptly notifies the Servicing Agent of its intention to so assign or create such Adverse Claim, the name and address of the assignee or holder of such Adverse Claim and the terms and conditions of such assignment or creation, and (ii) such assignee or holder provides the Servicing Agent on or prior to such assignment or creation with written acknowledgement that (A) in no event shall the interest of such assignee or holder extend to the Receivables Ownership Interest of either Purchaser in either Pool as it may change from time to time and (B) the interest of such assignee or holder is subject and subordinate to the interest of the Purchasers pursuant to Section 11.7. Each Purchaser may assign, transfer or convey its Receivables Ownership Interest in either Pool (in whole or in part) to any Person as long as (i) such Person is not in the same line of business as the Seller (unless the Seller consents thereto) and (ii) such Purchaser complies with the provisions of Section 11.4.1 and Section 11.4.2. This Agreement will create and constitute the continuing agreement of the parties hereto in accordance with its terms, and will remain in full force and effect until such time, after the Termination Date with respect to each Pool, as the Purchasers and/or any holder of the Receivables Ownership Interests or any portion thereof shall have no rights to or interests in Receivables or Collections; provided, however, that

      (a) the rights and remedies of the Purchasers with respect to any incorrect representation or warranty made by the Seller pursuant to
      Article V;

      (b)      the indemnification provisions hereof; and

      (c) the rights of the Purchasers, the Servicing Agent and the Collection Agent to be paid the fees, costs and expenses provided for hereunder (including under Section 11.6)

      will be continuing and will survive any termination of this Agreement or any other Related Document.

      SECTION 11.4.1. Certain Conditions and Agreements Regarding Assignments. Each of the Purchasers will give the Seller at least 30 days prior written notice of its intention to assign, transfer or convey the Receivables Ownership Interest of such Purchaser in either Pool, which notice will (a) if the assignment

                                   X-10.7-37
is an assignment for security, briefly describe the obligations in respect of which such security interest is to be created, (b) identify the assignee or transferee, (c) briefly set forth the conditions upon which any assignee of a security interest may enforce such security interest and the remedies available to the secured party or secured parties upon such enforcement in respect of the applicable Receivables Ownership Interest, and (d) if the assignment is a sale, the name and address of the transferee, the purchase price for such transfer and the terms and conditions of such transfer. Each Purchaser hereby represents, warrants and covenants to the Seller that: (a) any security interest heretofore or hereafter granted by such Purchaser in respect of any Receivables Ownership Interest in either Pool will terminate, and the secured party or secured parties thereunder will have no right or interest in the applicable Receivables Ownership Interest, in the event that such Purchaser no longer has a right to distribution of Collections in respect thereof pursuant to Section 2.6, or in the event that any transaction, including any transaction between the Seller and such Purchaser, has the effect of terminating or canceling, or otherwise ending the continued operation of, this Agreement and the Purchasers and the Servicing Agent have received all sums due to them under the terms of this Agreement; (b) no assignee or transferee shall have any right or interest in or to the applicable Receivables Ownership Interest greater than the rights of the applicable Purchaser therein created pursuant to the provisions and terms of this Agreement; and (c) no assignee or transferee shall have any right or interest in or to any related Contract or Related Security, or to act as Servicing Agent under this Agreement, greater than the rights granted to the Purchasers and the Servicing Agent under the Agreement.

      SECTION 11.4.2. Right of First Refusal. At any time that the Seller receives notification pursuant to Section 11.4.1 that either Purchaser (herein referred to as the "Transferring Purchaser") intends to sell all or any portion of its Receivables Ownership Interest in either Pool to a bona fide third party (herein referred to as the "Prospective Purchaser"), the Seller will have the right to reacquire such Receivables Ownership Interest (or the portion thereof which the Prospective Purchaser has offered to purchase, if applicable) for the purchase price, on the purchase date, and upon the terms and conditions offered by such Prospective Purchaser as set forth in such notification. In order to exercise such right, the Seller must notify the Transferring Purchaser of its intent to do so on or prior to the fifth Business Day following receipt by the Seller of the notification delivered to it pursuant to Section 11.4.1.

      SECTION 11.5. Governing Law; Consent to Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF
THE STATE OF NEW YORK (AND CONFLICTS LAWS SOLELY BY REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAWS), EXCEPT TO THE EXTENT THAT THE VALIDITY

                                   X-10.7-38

OR PERFECTION OF THE INTERESTS OF THE PURCHASER IN THE RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT OR ANY RELATED DOCUMENT, THE SELLER HEREBY EXPRESSLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK.

      SECTION 11.6. Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Article IX, the Seller agrees to pay on demand all costs and expenses (including travel and other expenses) of the Servicing Agent in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement and the other Related Documents and all amendments with respect to any thereof, including the reasonable fees and out-of-pocket expenses of counsel for the Servicing Agent with respect thereto and with respect to advising the Servicing Agent as to its rights and remedies and the rights and remedies of the Purchasers under this Agreement and all Related Documents, and all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Servicing Agent and the Purchasers in connection with the enforcement of this Agreement and the other Related Documents.

In addition, the Seller will promptly after demand:

      (a) pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or any other Related Document; provided, however, that the Servicing Agent will notify the Seller if it becomes aware of the imposition, or prospective imposition, of any such taxes (none of which it is presently aware); and

      (b) reimburse the Purchasers for any loss of Purchase Discount resulting from a miscalculation by either Purchaser or the Servicing Agent in determining the Purchase Discount; provided, however, that such Purchaser will request such reimbursement in writing and will explain, in reasonable detail, such miscalculation; and, provided, further, however, the amount of such reimbursement shall not exceed the amount which should have initially been paid to such Purchaser but for such miscalculation.

      The Seller hereby further indemnifies and saves harmless each of the Servicing Agent and the Purchasers from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay the aforementioned taxes and fees.

                                   X-10.7-39

      SECTION 11.7. Grant of Security. Solely for purposes of securing its obligations to pay fees, indemnified amounts, costs, expenses (including reasonable attorneys' fees and expenses) and other claims and obligations hereunder (collectively, the "Secured Obligations"), the Seller hereby grants to the Purchasers pro rata and pari passu, a security interest in all of the following, whether now or hereafter existing or arising:

      (a) all of the Seller's right, title and interest from time to time in and to all of its undivided interest in all Receivables, and the Contracts, Related Security, Collections and books and records with respect to the Receivables; and

      (b) all proceeds of any and all of the foregoing property described in clause (a).

Any term or provision of this Agreement to the contrary notwithstanding, the security interest granted pursuant to this section shall not (i) secure or otherwise support any obligations of the Seller, any of its Affiliates or any Obligor under any Receivable, or (ii) secure payment of Secured Obligations of either Purchaser aggregating in excess of an amount equal to its Purchaser's Investment as of the close of business of the Business Day immediately preceding the Termination Date.

      SECTION 11.8. No Proceedings. The Seller, the Collection Agent and the Servicing Agent each hereby agree that it will not institute against the Primary Purchaser any proceeding of the type referred to in clause (g) of the definition of "Event of Termination" so long as any commercial paper issued by the Primary Purchaser will be outstanding or there has not elapsed one year plus one day since the last day on which any such commercial paper will have been outstanding.

      SECTION 11.9. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same agreement. This Agreement will become effective on the date (the "Effective Date") when counterparts hereof executed on behalf of all parties hereto have been received by the Servicing Agent and notice thereof has been given by the Servicing Agent to each such party and the conditions precedent set forth in Section 4.1 have been satisfied or waived by the Purchasers and notice thereof has been given by the Servicing Agent to the parties hereto. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

                                   X-10.7-40

      SECTION 11.10. Integration Clause. This Agreement and each Related Document integrate all the terms and conditions mentioned herein or incidental hereto, and supersede all oral negotiations and prior writings in respect of the subject matter hereof (including, without limitation, the Pool A Original Agreement and the Pool B Original Agreement which are consolidated, amended and restated hereby).

                                   X-10.7-41

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                        THE GOODYEAR TIRE & RUBBER COMPANY, as initial Collection Agent and Seller

                        By:
                          --------------------------------------------
                          R W Hauman, Vice President & Treasurer

                        Address for Notices:

                        1144 East Market Street
                        Akron, Ohio 44316-0001
                        Attention: Office of the
                                   Treasurer

                        ASSET SECURITIZATION COOPERATIVE
                        CORPORATION, as the Primary
                        Purchaser

                        By:
                          ---------------------------------------------
                           Title:

                        Address for Notices:

                        425 Lexington Avenue
                              7th Floor
                              York, New York 10017
                              Attention: President

                        with a copy to the Servicing Agent at its designated address for the receipt of notices

                        CANADIAN IMPERIAL BANK OF COMMERCE, as the Standby Purchaser

                        By:
                          ---------------------------------------------
                           Title:

                        Address for Notices:

                              425 Lexington Avenue
                              7th Floor
                              New York, New York 10017
                              Attention: Asset
                                         Securitization
                                         Group

                                   X-10.7-42

                                                           <<<

                       with a copy to the Servicing Agent at its designated address for the receipt of notices

                       LIBOR Office for Canadian Imperial
                       Bank of Commerce:
                       425 Lexington Avenue
                       New York, New York 10017

                       CANADIAN IMPERIAL BANK OF COMMERCE, as the Servicing
                       Agent

                       By:
                          ---------------------------------------------
                          Title:

                       Address for Notices:

                       425 Lexington Avenue
                       7th Floor
                       New York, NY 10017
                       Attention:  Asset
                                   Securitization
                                   Group

                                   X-10.7-43

                             ANNEX I TO CONSOLIDATED
                           RECEIVABLES SALE AGREEMENT

                                  DEFINED TERMS

      When used in the Consolidated Receivables Sale Agreement [$550,000,000 Facility], dated as of November 15, 1996, among The Goodyear Tire & Rubber Company, Asset Securitization Cooperative Corporation, as the Primary Purchaser, Canadian Imperial Bank of Commerce, as the Standby Purchaser and Canadian Imperial Bank of Commerce, as the Servicing Agent, terms used in such agreement (including its preamble and recitals) shall, except where the context otherwise requires, have the meanings set forth in this ANNEX I (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

I.       INTERNALLY DEFINED TERMS

      The following terms are defined in the Sections of the Agreement set forth opposite such terms. All other terms are defined in Part II of this Annex I.

                  DEFINED TERMS                        SECTION OF AGREEMENT
                  Affected Party                       Section 2.11
                  CIBC                                 Preamble
                  Collection Agent                     Section 3.1
                  Conversion Purchase                  Section 2.4.2
                  Conversion Purchases                 Section 2.4.2
                  Effective Date                       Section 11.9
                  Indemnified Liabilities              Section 9.1
                  New Purchase                         Section 2.1
                  Pool A Original Agreement            First Recital
                  Pool B Original Agreement            First Recital
                  Primary Purchaser                    Preamble
                  Prospective Purchaser                Section 11.4.2
                  Purchase                             Section 2.3
                  Purchaser                            Preamble
                  Purchasers                           Preamble
                  Receivables Ownership Interest       Section 2.5
                  Reinvestment Purchase                Section 2.3
                  Seller                               Preamble
                  Servicing Agent                      Preamble
                  Standby Purchaser                    Preamble
                  Third Party Collection Agent         Section 3.1
                  Transferring Purchaser               Section 11.4.2

II.      OTHER DEFINED TERMS

      "Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person, other than Permitted Liens or any lien, security interest, charge, encumbrance or other right or claim arising as a result of action or inaction on the part of either Purchaser.

      "Affiliate" means, when used with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

      "Affiliated Obligor" means any Obligor which is an Affiliate of another Obligor.

      "Agreement" means, on any date, that certain Consolidated Receivables Sale Agreement [$550,000,000 Facility], dated as of November 15, 1996 (including this Annex I), among the

                                   X-10.7-44

Seller, the Primary Purchaser, the Standby Purchaser and the
Servicing Agent, as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or as otherwise modified and in effect.

      "Aggregate Net Charge-Offs" means, with respect to Pool A or Pool B, as the case may be, for any calendar quarter the aggregate Dollar amount charged against bad debt reserves during such calendar quarter less all funds recovered during such calendar quarter with respect to previous charge-offs to the bad debt reserves.

      "Alternate Rate" means for any day the sum of (x) the Federal Funds Rate for such day plus (y) 1/2 of 1%.

      "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York, New York and any day on which dealings in Dollars are carried on in the interbank eurodollar market of CIBC's LIBOR Office.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collection Agent Fee" means, with respect to each Settlement Period, a fee equal to .25 of 1% per annum on the average of the Outstanding Balance of all Eligible Receivables as of the open of business on the first day and as of the close of business on the last day of such Settlement Period, computed based upon the number of days in such Settlement Period over 360.

      "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including all cash proceeds of the Related Security with respect thereto; provided, however, that solely for the purposes of distributions by the Collection Agent pursuant to Article II (including, without limitation, in respect of Reinvestment Purchases) and any corresponding reduction in the Purchased Amount of any Purchaser in any Pool pursuant to the definition thereof, the term "Collections" shall be deemed to include amounts received by the Collection Agent pursuant to the last sentence of Section 9.1.

      "Collection Ratio" means, separately with respect to each Pool (excluding, however, (i) Receivables in either such Pool of the type described in clause (d) of the definition of Eligible Receivable and (ii) Receivables of any Obligor other than a Designated Obligor), as calculated as of the last day of any calendar month, the ratio computed by dividing:

      (a) total Collections of Receivables in such Pool for the twelve calendar month period ending on such day by

      (b) the average of the month-end Eligible Receivables Portfolio Balances for such Pool in the twelve calendar month period ending on such day.

      "Combined Pool A Purchased Amount" means the sum of the Purchased Amounts for both Purchasers with respect to Pool A.

      "Combined Pool B Purchased Amount" means the sum of the Purchased Amounts for both Purchasers with respect to Pool B.

      "Commitment Fee" means that fee described in Section 2.9 of the Agreement.

      "Concentration Limit" means, with respect to either Pool A or Pool B for any Designated Obligor at any time, 33.33% of the aggregate Loss Reserve for both Purchasers with respect to

                                  X-10.7-45
the applicable Pool at such time (or, solely with respect to Pool B, $14,667,000 if less) (a "Normal Concentration Limit") (or such other percentage or dollar amount as is agreed to by the Servicing Agent on behalf of the Purchasers or, as to those Designated Obligors set forth on Schedule I to the Agreement with respect to either Pool A or Pool B (as the same may be amended from time to time upon mutual agreement of the Seller and the Servicing Agent), such other percentage or dollar amount as is set forth on such Schedule), or such higher percentage of the aggregate Loss Reserve with respect to Pool A or Pool B, as the case may be, at such time as may be designated for any Designated Obligor by the Seller and agreed to in writing by the Servicing Agent; provided, however, that any such percentage or dollar amount for any Obligor (including a Normal Concentration Limit) may, automatically upon notice from the Servicing Agent to the Seller, be reduced from time to time with respect to computations of the Receivables Ownership Interest of either Purchaser in either Pool occurring on or after such date and, provided, further, however, that, in the case of a Designated Obligor with one or more Affiliated Obligors which is or are Designated Obligors, such Designated Obligor and such Affiliated Obligors shall be considered to be one Designated Obligor.

      "Consolidated Financial Statements of Goodyear" means the consolidated balance sheet of Goodyear and its subsidiaries as at December 31, 1995 and 1994 and the Consolidated Statements of Income, Shareholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1995, and the Notes to Financial Statements in respect thereof, together with the Report of Price Waterhouse, independent accountants, in respect thereof, all as set forth at pages 24 through 43, inclusive, and page 46 of the 1995 Annual Report to Shareholders of Goodyear, a copy of which has heretofore been delivered to the Servicing Agent.

      "Contract" means any invoice in one of the forms set forth on Exhibit G to the Agreement, as any such form may be revised or replaced from time to time pursuant to Section 6.2.2 of the Agreement.

      "Credit and Collection Policy" means those credit and collection policies followed by the Seller with respect to the collection and administration of Receivables, the Contracts and Related Security with respect thereto.

      "Debt" means and includes, as at the date as of which any determination thereof is being or to be made and in respect of any Person, without duplication and excluding in the case of the Seller and its Subsidiaries intercorporate debt and other intercorporate obligations solely among the Seller and its Subsidiaries, all (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services under conditional sales or other similar agreements which provide for the deferral of the payment of the purchase price for a period in excess of one year following the date of such Person's receipt and acceptance of the complete delivery of such property and/or services, (iv) obligations of such Person as lessee under leases which obligations are, in accordance with GAAP, recorded as capital lease obligations, and (v) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. Whenever any determination of the amount of Debt (or of Funded Debt) is required or permitted to be, or is otherwise being or to be made for any purpose under the Agreement, the amount of any such Debt denominated in any currency other than Dollars shall be calculated at the Dollar Equivalent of such Debt as at the date as of which such determination of the amount of Debt is being or to be made, except that, if all or any portion of the principal amount of any such Debt which is payable in a currency other than Dollars is hedged into Dollars, the principal amount of such hedged Debt, or the hedged portion thereof, shall be deemed to be equal to the amount of Dollars specified in, or determined pursuant to, the applicable hedging contract.

                                   X-10.7-46

      "Default Ratio" means, separately with respect to each Pool (excluding, however, (i) Receivables in either such Pool of the type described in clause (d) of the definition of Eligible Receivable and (ii) Receivables of any Obligor other than a Designated Obligor), as calculated as of the last day of any calendar month (or, if reasonably requested by the Servicing Agent, as of the last day of any calendar week), the ratio (expressed as a percentage) computed by dividing:

      (a) the then aggregate Outstanding Balance of all Defaulted Receivables in such Pool by

      (b) the then aggregate Outstanding Balance of all Receivables in such Pool.

      Any Defaulted Receivable shall, for purposes of calculation of Default Ratio, cease to be a Defaulted Receivable at the beginning of the calendar month immediately following the calendar month during which it becomes a Defaulted Receivable.

      "Defaulted Receivable" means any Receivable

      (a) as to which any payment, or part thereof, remains unpaid for 91 days or more from the original due date for such payment;

      (b) the Obligor of which has taken any action, or suffered any event to occur, of the type described in clause

      (g)  of the definition of "Event of Termination"; or

      (c) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible.

      "Deferred Purchase Price" means, collectively, those amounts owed to the Seller pursuant to clause (viii) of Section 2.6.

      "Delinquency Ratio" means, separately with respect to each Pool (excluding, however, (i) Receivables in either such Pool of the type described in clause (d) of the definition of Eligible Receivable and (ii) Receivables of any Obligor other than a Designated Obligor), as calculated as of the last day of any calendar month (or, if reasonably requested by the Servicing Agent, as of the last day of any calendar week), the ratio (expressed as a percentage) computed by dividing:

      (a) the then aggregate Outstanding Balance of all Delinquent Receivables in such Pool by

      (b) the then aggregate Outstanding Balance of all Receivables in such Pool.

      "Delinquent Receivable" means a Receivable that is not a Defaulted Receivable and as to which any payment, or part thereof, remains unpaid for 31 to 60 days from the original due date for such payment.

      "Designated Obligor" means, at any time and separately with respect to each Pool, an Obligor of any Receivable, other than (i) any such Obligor which the Servicing Agent may (from time to time in its sole discretion reasonably exercised and for purposes of this definition) exclude by at least five Business Days written notice to the Seller and the Collection Agent, and (ii) any such Obligor listed below which the Seller may exclude at any time (until like notice to the Servicing Agent to the contrary) as a Designated Obligor by at least five Business Days written notice to the Servicing Agent; provided, however, that (1) the Receivables Ownership Interests with respect to the applicable Pool for both Purchasers together shall not, at the time of the giving of such written notice, be equal to or greater than 100% and (2) the effect of excluding such Obligor as a Designated Obligor shall not be to cause the then Receivables Ownership Interests

                                   X-10.7-47
with respect to the applicable Pool for both Purchasers, together, to equal or exceed 100%. The list of the Obligors which may be excluded as Designated Obligors pursuant to the preceding clause (ii) is as follows:

                  POOL A
                  Ford Motor Company
                  General Motors
                  Chrysler Motors
                  Navistar
                  Bradco
                  Caterpillar

                  POOL B
                  Hoffman Tire Company Inc.
                  TBC Corporation
                  Service Station Supply
                  Max Finklestein
                  Reinalt-Thomas Corporation
                           (and its subsidiaries --
                           Discount Co. Inc. and
                           Huron Valley Tire Co. Inc.)

                  Purcell Tire & Auto.
                  Sears
                  Wal-Mart
                  Itco Holding
                  Laramie Tire
                  Dapper Tire

      "Dollar" means United States currency.

      "Dollar Equivalent" means, in respect of any amount of any currency, and as at the date and time as of which any determination thereof is being or to be made, that number of Dollars into which such amount of currency may be converted on such date, which shall be equal to the product of (x) the principal amount of such currency (expressed in standard units of such currency) multiplied by (y) the prevailing spot rate for exchanging such currency into Dollars as quoted on page "Spot" of the Reuter System as at such date and time as of which the determination of Dollar Equivalent is being or to be made, or, if no rate is quoted in respect of such currency on the Reuter System display designated page "Spot" as at such date and time, the prevailing spot rate for exchanging such currency into Dollars in the New York city foreign currency exchange market (or, if a more substantial and liquid market for the exchange of such currency, the London currency exchange market or the currency exchange market in the principal financial center of such currency) as at such date and time.

      "Eligible Receivable" means a Receivable which at the time at or as of which any determination thereof is being or is to be made fulfills all of the following criteria:

      (a) the Obligor of which is located (as defined in Section 9-103(3)(d) of the UCC of the State of New York, as from time to time amended) in the United States of America and otherwise is a Designated Obligor;

      (b) the Obligor of which is not the Obligor of Defaulted Receivables from the applicable Pool aggregating more than 10% of all Receivables of such Obligor from the applicable Pool;

      (c) no payment of any part thereof has remained unpaid for 61 or more days from the original due date for such payment;

                                   X-10.7-48

      (d) according to the Contract related thereto, is, or the installment(s) thereof in which a Purchase is then proposed to be made are, required to be paid in full within 180 days of the later of original billing date therefor or the date of such Purchase; (e) is an "account" or "general intangible" within the meaning of Section 9-106 of the UCC of the State of New York;

      (f) is denominated and payable only in Dollars in the United States of America;

      (g) arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Designated Obligor of such Receivable enforceable against such Designated Obligor in accordance with its terms and which is not subject to any dispute, offset, counterclaim or defense whatsoever (except as may be limited or affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally);

      (h) together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair indebtedness collection practices and privacy) and with respect to which the Seller is not in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

      (i)      the following criteria applied

               (i) such Receivable has been acquired in the ordinary course of the Seller's business;

               (ii) such Receivable satisfies all applicable material requirements of the applicable Credit and Collection Policy; and

               (iii) such Receivable complies with such other reasonable criteria and requirements (other than those relating to the collectibility of such Receivable) as the Servicing Agent may have specified to the Seller prior to the time the Obligor thereof became a Designated Obligor or prior to the thirtieth day preceding the related Purchase by either Purchaser of an undivided percentage ownership interest therein; and

      (j)      is free of any Adverse Claim;


provided, however, that notwithstanding the foregoing criteria, any Receivable from either Pool that is an "Eligible Receivable" on the Business Day immediately preceding the Termination Date for such Pool shall remain an "Eligible Receivable" at all times on and after the Termination Date for such Pool.

     "Eligible Receivables Portfolio" means, separately with respect to each Pool, at any time, all then outstanding Eligible Receivables in such Pool.

      "Eligible Receivables Portfolio Balance" means, at any time at or as of which a determination thereof is being or to be made, separately with respect to each Pool, the aggregate Outstanding Balance of all Eligible Receivables in such Pool at such time reduced by the aggregate amount by which the Outstanding Balance of all such Eligible Receivables of each Obligor and its Affiliated Obligors exceeds in the Concentration Limit for such Obligor.

      "Event of Termination" means any of the following events or circumstances:

                                   X-10.7-49

      (a) The Collection Agent (if the Seller or its designee is then serving as the Collection Agent under the Agreement)

               (i) fails to perform or observe any material term, covenant or agreement on its part to be performed or observed under the Agreement, and such failure remains unremedied for five Business Days or more after the earlier of (x) the day on which the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Treasurer, the Comptroller, any Assistant Treasurer or any Assistant Comptroller of the Seller first obtains actual knowledge of such failure, or (y) written notice of such failure shall have been given by the Servicing Agent; or

               (ii) fails to make any payment or deposit to be made by it under the Agreement when due, and such failure remains unremedied for five Business Days after written notice thereof from the Servicing Agent.

      (b)      The Seller fails

               (i) to perform or observe any term, covenant or agreement contained in Section 3.3, or in Section 6.2.3 of the Agreement with respect to terminations or changes in Lock-Box Banks and replacements of Lock-Box Agreements and Lock-Box Notices, and such failure remains unremedied for three Business Days after written notice thereof from the Servicing Agent;

               (ii)  to make any payment required under Section 9.1 or Section
               11.6 of the Agreement, and such failure remains unremedied for ten Business Days after written notice thereof from the Servicing Agent; or

               (iii) to turn over to the Third Party Collection Agent any amounts referred to in Article II of the Agreement, and such failure remains unremedied for three Business Days after written notice thereof from the Servicing Agent.

      (c) The Seller fails to perform or observe any other term, covenant or agreement contained in the Agreement to be performed or observed on the part of the Seller, and any such failure remains unremedied for ten Business Days after written notice thereof from the Servicing Agent.

      (d) Any representation or warranty made or deemed made by the Seller (or any of its officers) in the Agreement or in any instrument delivered pursuant to the Agreement, any Portfolio Report or any other Related Document delivered by, or on behalf of, the Seller pursuant to or in connection with the Agreement, proves to have been incorrect in any material respect when made or deemed to have been made.

      (e) The Seller fails to pay any principal of Funded Debt of the Seller which is then outstanding in a principal amount in excess of $25,000,000 at the scheduled maturity thereof, such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Funded Debt, and such Funded Debt is not paid within ten Business Days after the earlier of

               (i) the day on which the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Treasurer, the Comptroller, any Assistant Treasurer or any Assistant Comptroller of the Seller first obtains actual knowledge of such failure, or

               (ii) written notice of such failure shall have been given to the Seller by the holder or holders of such Funded Debt.

                                   X-10.7-50

      (f) Funded Debt of the Seller which is then outstanding in a principal amount in excess of $25,000,000 shall become due and payable prior to the scheduled maturity thereof as a result of the lawful acceleration thereof due to the occurrence of an event of default thereunder and such Funded Debt is not paid, or such acceleration is not rescinded or annulled, within ten Business Days following such lawful acceleration thereof.

      (g)      The Seller

               (i) generally does not pay its debts as such debts become due, or admits in writing its inability or unwillingness to pay its debts generally, or makes a general assignment for the benefit of creditors;

               (ii) any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and if instituted against the Seller, is consented to by it or remains undismissed or unstayed for a period of 60 consecutive days; or

               (iii) takes any corporate action to authorize any of the actions described above.

      (h) The Delinquency Ratio shall at any time of calculation (x) with respect to Pool A, exceed 5.5% or (y) with respect to Pool B, exceed 1.8%, or the Default Ratio shall at any time of calculation (x) with respect to Pool A, exceed 3% or (y) with respect to Pool B, exceed 1%.

      (i) The Receivables Ownership Interests of both Purchasers together with respect to either Pool shall be greater than 100%.

      (j) The Seller's senior unsecured debt rating (i) by Standard & Poor's Ratings Group (a division of McGraw-Hill, Inc.) (or any successor thereto) shall be reduced to a level lower than BBB- (or shall cease to be rated by such rating agency), or (ii) by Moody's Investors Service, Inc. shall be reduced to a level lower than Baa3 (or shall cease to be rated by such rating agency).

      (k)     The Collection Ratio shall at any time of calculation fall below
      (x) with respect to Pool A, 6.5 to 1.0 or (y) with respect to Pool B,
      3.65 to 1.0.

      (l) The Loss to Liquidation Ratio with respect to either Pool shall at any time of calculation be in excess of .4 of 1%.

      "Excess Collections" means, with respect to each Purchaser's Receivables Ownership Interest in Pool A or Pool B, as the case may be, all collections attributable to such Purchaser's Receivables Ownership Interest in such Pool that are not required to be distributed on any Settlement Date pursuant to clause (i) through clause (iv) of Section 2.6; provided, however, if at any time the term "Excess Collections" is used but the amount thereof is not capable of determination at such time, "Excess Collections" shall be deemed to mean the approximate amount thereof estimated by the Collection Agent in good faith (unless the Servicing Agent objects to such estimate, in which case it shall be the approximate amount estimated by the Servicing Agent in good faith); provided, further, however, as soon as the actual amount of Excess Collections is capable of being determined, any party that received a distribution of more Collections than otherwise would have been distributed (in connection with a Reinvestment Purchase or otherwise) based on the foregoing good faith estimate shall return such Collections

                                   X-10.7-51
to the Collection Agent for distribution pursuant to Section 2.6 and any party that received a distribution of less Collections than otherwise would have been distributed (in connection with a Reinvestment Purchase or otherwise) based on the foregoing good faith estimate shall receive a distribution of the amount of such insufficiency from the Collection Agent from Collections (prior to any other distributions hereunder).

      "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal to the rate of interest offered in the interbank market to CIBC as the overnight Federal funds rate as at or about 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, for the next preceding Business Day).

      "Fixed Period" means, relative to any New Purchase (and all Reinvestment Purchases with respect thereto) by the Standby Purchaser, the period which shall begin on (and include) the date on which such New Purchase is made (if the Purchase Discount Rate with respect to such New Purchase is to be determined by reference to the LIBO Rate (Reserve Adjusted)) or, as the case may be, on the expiration of the then current Fixed Period with respect thereto, and shall end on (but exclude) the day which numerically corresponds to such date one month thereafter; provided, however, that,

      (a) if such Fixed Period would otherwise end on a day which is not a Business Day, such Fixed Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Fixed Period shall end on the Business Day next preceding such numerically corresponding day); and

      (b) no Fixed Period shall end later than the date (as the same may be extended from time to time) set forth in clause (b) of the definition of Termination Date.

      "F.R.S. Board" means the Federal Reserve Board or any successor thereto.

      "Funded Debt" means and includes (i) any Debt of the Seller which by its terms matures more than one year from the date as of which any determination thereof is being or to be made for any purpose under the Agreement, and (ii) any Debt of the Seller by its terms maturing within one year from such date which may be renewed at the sole election or option of the Seller so as to mature more than one year from such date.

      "GAAP" means generally accepted accounting principles from time to time in effect.

      "including" means including without limiting the generality of any description preceding such term.

      "Investors Fee" means an amount calculated with reference to each Purchase Discount Period equal to .01 of 1% per annum on the daily average of the aggregate Purchased Amount with respect to both Pools for both Purchasers during such Purchase Discount Period.

      "LIBO Rate" means, relative to any applicable Fixed Period, the rate of interest (expressed as an annual rate) equal to the arithmetic average (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) of the offered rates for deposits in Dollars for a period substantially equal to such Fixed Period of the banks whose rates appear on the display designated as page "LIBO" on the Reuter System, or on such other display on the Reuter System as shall then display the London interbank offered rates for deposits in Dollars quoted by selected banks (page "LIBO" or such other display being herein referred to as the "Reuter Screen"), for delivery on the first day of such Fixed Period, such rate to be established from quotes on the Reuter Screen at (or as near to as practicable) 11:00 a.m., London time, two Business Days prior to the first day of such Fixed Period (which shall be a Business
Day); provided, that, if no rates

                                   X-10.7-52
can be obtained from the Reuter Screen, the "LIBO Rate" means, relative to any applicable Fixed Period, the rate of interest determined by the Servicing Agent to be the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the LIBOR Office two Business Days prior to the beginning of such Fixed Period by prime banks in the interbank eurodollar market as at or about 10:00 a.m., New York City time, for delivery on the first day of such Fixed Period, for the number of days comprised therein and in an amount approximately equal to the Purchase Price for the applicable New Purchase to which such Fixed Period relates.

      "LIBO Rate (Reserve Adjusted)" means, for any Fixed Period, a rate per annum, (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

               LIBO Rate              =          LIBO Rate
                                         -----------------------------
           (Reserve Adjusted)           1 - LIBOR Reserve Percentage;

provided, however, that CIBC shall be entitled to adjust the LIBO Rate by the applicable LIBOR Reserve Percentage only to the extent that the LIBOR Office, in making any LIBO Rate loan, is subject to reserve requirements in respect of "Eurocurrency Liabilities" pursuant to Regulation D of the F.R.S. Board.

The Servicing Agent shall determine the LIBO Rate (Reserve Adjusted) for each Fixed Period and promptly notify the Seller thereof (which determination shall, in the absence of manifest error, be conclusive on the Seller) and, if requested by the Seller, deliver a statement to the Seller showing the computation used by the Servicing Agent in determining any such LIBO Rate (Reserve Adjusted).

      "LIBOR Office" means the office of CIBC designated as such below its signature to the Agreement or such other office of CIBC as designated from time to time by notice to the Seller from the Servicing Agent, whether or not outside the United States of America.

      "LIBOR Reserve Percentage" means, relative to each Fixed Period, the reserve percentage (expressed as a decimal), applicable at the time the LIBO Rate for such Fixed Period is determined, under regulations issued from time to time by the F.R.S. Board, for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for CIBC in respect of assets or liabilities consisting of and including "Eurocurrency Liabilities" as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Fixed Period.

      "Liquidation Day" means, with respect to each Pool, any of

      (a) any day during any Settlement Period on which the conditions set forth in Section 4.2 are not satisfied (or expressly waived by the Servicing Agent);

      (b) each day which occurs on or after the Termination Date for such Pool; and

      (c) the first day (and each day thereafter) occurring after three Business Days have elapsed following an election by the Seller with respect to such Pool pursuant to the final proviso of Section 2.3.

      "Lock-Box Accounts" means the demand deposit or other bank accounts (whether or not such accounts are associated with one or more lock-boxes or post office boxes) used for receiving Collections of Eligible Receivables.
"Lock-Box Agreement" means an agreement, in substantially form of Exhibit
C, among the Seller, the Servicing Agent and a Lock-Box Bank.

      "Lock-Box Bank" means any of the financial institutions holding one or more accounts (whether or not such accounts are associated with one or more lock-boxes or post office boxes) for receiving Collections of Eligible Receivables.

                                   X-10.7-53

      "Lock-Box Notice" means a notice, in substantially the form of Attachment A to Exhibit C, from the Servicing Agent to any Lock-Box Bank, delivered by the Seller to the Servicing Agent pursuant to Section 4.1.3.

      "Loss Reserve" means, separately for each Pool and each Purchaser, on any day, an amount equal to the product of the then Purchased Amount of such Purchaser for such Pool multiplied by (x) with respect to Pool A, 10% and (y) with respect to Pool B, 14.25%.

      "Loss-to-Liquidation Ratio" means, separately for each Pool (excluding, however, (i) Receivables in either such Pool of the type described in clause (d) of the definition of Eligible Receivable and (ii) Receivables of any Obligor other than a Designated Obligor), for any calendar quarter, a fraction (converted to a percentage)

      (a) having a numerator equal to the Aggregate Net Charge-Offs of all Receivables in such Pool during such calendar quarter, and

      (b) having a denominator equal to the aggregate cash Collections of all Receivables in such Pool during such calendar quarter.

      "Member" means a Person that holds membership in the Primary Purchaser other than as an associate member.

      "Normal Concentration Limit" is defined within the definition of "Concentration Limit".

      "Obligor" means:

      (a) a corporation, partnership or other entity located (as defined in Section 9-103(3)(d) of the UCC of the State of New York) in the United States of America or any State thereof;

      (b) the United States of America or any agency or instrumentality thereof; or

      (c) any State of the United States of America or any political subdivision of any such State, which is obligated to make payments for the purchase of merchandise or services pursuant to a Contract. For purposes hereof, a "political subdivision" includes any agency, instrumentality or commission of any State or local governmental unit which is a municipal corporation or which has been delegated the right to exercise part of the sovereign power of such unit.

      "Outstanding Balance" means with respect to any Receivable at any time, the then out standing principal balance thereof.

      "Permitted Liens" means liens (i) for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Seller's books, (ii) of carriers, warehouseman, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Seller's books, (iii) in the nature of a potential claim or right (that has not yet been asserted) of a trustee appointed for an Obligor in connection with any action of the type described in clause (g) of the definition of Event of Termination, (iv) on instruments presented for collection or processing, (v) in the nature of legal or equitable encumbrances deemed to exist by reason of negative pledge covenants or undertakings of a similar nature or arising in connection with legal proceedings so long as

                                   X-10.7-54
such proceedings are being contested in good faith and, in the case of judgment lien, execution thereof is stayed, and (vi) incurred pursuant to
Section 11.4.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated organization or a government or any department or agency thereof.

      "Pool" means Pool A or Pool B and "Pools" means Pool A and Pool B.

      "Pool A" means all Receivables, Contracts, Related Security, Collections, and other proceeds and books and records with respect to the foregoing arising under the business designations set forth with respect to Pool A on Schedule II (as such schedule may be amended from time to time pursuant to the terms hereof).

      "Pool B" means all Receivables, Contracts, Related Security, Collections, and other proceeds and books and records with respect to the foregoing arising under the business designations set forth with respect to Pool B on Schedule II (as such schedule may be amended from time to time pursuant to the terms hereof).

      "Portfolio Report" means a separate report with respect to each of Pool A or Pool B, in substantially the form of (i) prior to the delivery of a revised Exhibit B hereto, the forms of Portfolio Report attached hereto as Exhibit B and
(ii) thereafter, the revised Exhibit B (which revised exhibit shall be provided on or prior to the thirtieth day following the Effective Date, and shall be initialed by each of the parties hereto), delivered by the Collection Agent to the Servicing Agent pursuant to Section 2.7.2.

      "Purchase Discount" means, with respect to any Purchase Discount Period, for each Purchaser and with respect to each Pool,

                                  IA x IR x ED
                                  ------------
                                       360


where:

      IA     =    the daily average (calculated at the close of business of each day) of such Purchaser's Purchased Amount for such Pool during such Purchase Discount Period,

      IR     =    the Purchase Discount Rate with respect to such Purchaser for such Purchase Discount Period, and

      ED     =    the actual number of days elapsed during such Purchase
                  Discount Period,

plus, in the case of the Primary Purchaser, (i) the Investors Fee with respect to such Purchase Discount Period and (ii) an amount equal to all commissions of placement agents and commercial paper dealers in respect of short-term promissory notes or commercial paper notes of the Primary Purchaser issued to fund the related Purchases or the maintenance of its Receivables Ownership Interest in the applicable Pool;

provided, however, that no provision of the Agreement or any other Related Document will require the payment, or permit the collection of, the Purchase Discount in excess of the maximum permitted by applicable law; and provided, further, however, that the Purchase Discount will not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

      "Purchase Discount Period" means each period of time (i) initially commencing on the last date on which Purchase Discount was received by the Purchasers under the Pool A Original

                                   X-10.7-55

Agreement (with respect to Pool A) and under the Pool B Original Agreement (with respect to Pool B) to (but excluding) the next succeeding Settlement
Date and (ii) thereafter, commencing on each Settlement Date to (but excluding) the next succeeding Settlement Date.

      "Purchase Discount Rate" means:

      (a) with respect to any Purchase made and maintained by the Primary Purchaser, for any Purchase Discount Period, a per annum rate of interest equivalent to the rate (or if more than one rate during such Purchase Discount Period, the weighted average of the rates) at which all of the outstanding short-term promissory notes (other than short-term promissory notes the proceeds of which are used by the Primary Purchaser to (x) purchase receivables, or extend financing secured thereby, at a fixed interest rate or (y) fund the purchase of receivables or the extension of financing secured thereby prior to the date on which such purchase or extension of financing actually occurs), of the Primary Purchaser have been sold by any placement agent or dealer selected by the Servicing Agent (on behalf of the Primary Purchaser), all as may have been agreed upon between each such agent or dealer and the Servicing Agent (on behalf of the Primary Purchaser) and reported to the Seller and the Collection Agent; provided, however, that:

               (i) if the rate (or rates) as agreed upon between any such agent or dealer and the Servicing Agent is a discount rate (or rates), the "Purchase Discount Rate" will be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) into an interest-bearing equivalent rate per annum;

               (ii) if the Primary Purchaser would not be able to acquire or maintain its Receivables Ownership Interests as a result of its inability to issue short term promissory notes or obtain quotes as to indicative rates from any agent or dealer, the Primary Purchaser shall promptly so notify the Seller, and the "Purchase Discount Rate" on and after the date of such notice (subject to the other terms of this definition of "Purchase Discount Rate") will be a rate per annum from time to time notified by the Servicing Agent to the Seller equal to either (x) the Federal Funds Rate (as defined in the revolving credit agreements from time to time in effect to which the Primary Purchaser is a party (other than the Segregated Revolving Credit Agreement referred to in the following clause (iii))) from time to time in effect plus a margin of 1/2 of 1%, or (y) the LIBO Rate (Reserve Adjusted) (as defined in such revolving credit agreements) for each Interest Period (as defined in such revolving credit agreements) plus a margin of 1/2 of 1%, such rate per annum to be consistent with the applicable rate from time to time in effect under such revolving credit agreements with respect to any outstanding borrowings by the Primary Purchaser thereunder; and

               (iii) in the event that 50% or more of the aggregate Loss Reserve for both Purchasers with respect to Pool A or Pool B, as the case may be, shall be depleted or charged off, and the Termination Date with respect to such Pool shall have occurred, the "Purchase Discount Rate" for any day in each Purchase Discount Period on or after the Termination Date for such Pool will be a rate per annum from time to time notified by the Servicing Agent to the Seller equal to either (x) the Federal Funds Rate (as defined in the Segregated Revolving Credit Agreement, dated as of December 9, 1988, as from time to time in effect, between the Primary Purchaser and Canadian Imperial Bank of Commerce, New York Agency) from time to time in effect plus a margin of 2%, or (y) the LIBO Rate (Reserve Adjusted) (as defined in such Segregated Revolving Credit Agreement) for each Interest Period (as defined in such Segregated Revolving Credit Agreement) plus a margin of 2%, such rate per annum to be consistent with the applicable rate from time to time in effect under such Segregated Revolving Credit

                                        X-10.7-56

               Agreement with respect to any outstanding borrowings by the Primary Purchaser thereunder; provided, that for purposes of this clause (iii), the applicable aggregate Loss Reserve shall be deemed (1) initially to be an amount equal to the applicable aggregate Loss Reserve on the applicable Termination Date, and
               (2) depleted or charged off by the amount of Eligible Receivables in the applicable Pool that became Defaulted Receivables on and after such Termination Date; and

      (b) with respect to any Purchase made and maintained by the Standby Purchaser, a rate equal to either (x) the LIBO Rate (Reserve Adjusted) for each Fixed Period plus 1/2 of 1%, or (y) if applicable pursuant to the terms of Section 2.2.2 or Section 2.2.3, the Alternate Rate from time to time in effect.

      If during any Purchase Discount Period for either Purchaser more than one of the rates which constitute the "Purchase Discount Rate" with respect to such Purchaser shall be applicable, then the "Purchase Discount Rate" with respect to such Purchaser for such Purchase Discount Period shall be the weighted average of such applicable rates.

      "Purchase Notice" means a notice in substantially the form of Exhibit A, delivered by the Seller to the Servicing Agent pursuant to Section 2.2.

      "Purchase Price" means, with respect to (a) any New Purchase from either Pool, that amount indicated as the Purchase Price for such New Purchase in the Purchase Notice given by the Seller to the Servicing Agent pursuant to Section
2.2 (or as otherwise notified to the Servicing Agent pursuant to Section 2.2), and (b) any Reinvestment Purchase from either Pool, that amount reinvested with respect to such Reinvestment Purchase.

      "Purchase Termination Date" means, with respect to either Pool, the earlier of (i) the first Liquidation Day occurring with respect to such Pool and
(ii) that day on which an Event of Termination has occurred and is continuing, and

      (a) the Servicing Agent designates as the Purchase Termination Date for such Pool in a notice to the Seller in accordance with Section 7.1; or

      (b) in accordance with Section 7.1, becomes the Purchase Termination Date automatically.

      "Purchased Amount" for each Purchaser means at any time with respect to Pool A or Pool B, as the case may be, (i) the sum of the Purchase Price paid by such Purchaser to the Seller with respect to all New Purchases from such Pool, less (ii) the aggregate amount of Collections actually distributed to and received by such Purchaser in respect of its Receivables Ownership Interest in such Pool pursuant to clause (vi) or clause (vii), as the case may be, of
Section 2.6; provided, however, that the amount of Collections set forth in clause (ii) above shall not include any portion of Collections which at any time must be disgorged by the applicable Purchaser or otherwise returned for any reason whatsoever.

      "Purchaser's Account" means:

      (a) with respect to the Primary Purchaser, the account of the Primary Purchaser maintained at Bankers Trust Company, in New York, New York, ABA #021001033 for the account of Asset Securitization Cooperative Corporation, A/C #00213014, in favor of Asset Securitization Cooperative Corporation, Ref: Goodyear, or such other account of the Primary Purchaser maintained at a depository institution in the United States of America and designated in writing as its account for the purposes of the Agreement; and

      (b) with respect to the Standby Purchaser, the account of the Standby Purchaser maintained at Morgan Guaranty Trust Company of New York, in New York, New York, ABA

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                                   X-10.7-57

      #021000238 for the account of Canadian Imperial Bank of Commerce, New York Agency, A/C #63000480, in favor of Asset Securitization Group, Ref:
      Goodyear, or such other account of the Standby Purchaser maintained at a depository institution in the United States of America and designated in writing as its account for the purposes of the Agreement.

      "Purchaser's Investment" means with respect to each Purchaser the sum of
(i) the Purchased Amount for such Purchaser with respect to Pool A and Pool B at such time, plus (ii) the Loss Reserve for such Purchaser with respect to Pool A and Pool B at such time.

      "Receivable" means indebtedness of an Obligor (whether constituting an account, chattel paper, instrument or general intangible) arising from the sale of merchandise or services by the Seller through the classes of business within the divisions listed on Schedule II (as such schedule is amended from time to time pursuant to the terms hereof) to such Obligor pursuant to a Contract; provided that (i) the Seller may change the name or number of a class of business for the purposes of its internal designation of such class of business if it gives written notice to the Servicing Agent on or prior to such change, and Schedule II shall automatically (and without further action by any party hereto) be deemed to be amended to reflect such change and (ii) the Seller may, at any time prior to the Termination Date and from time to time, request by written notice to the Purchasers that a class of business be removed from
Schedule II and (A) if no Event of Termination is then continuing or would result from such action and (B) upon the approval of such change by both Purchasers (in their sole discretion), Schedule II shall be deemed to be amended to remove such class of business therefrom.

      "Receivables Ownership Interest Collection Date" means, with respect to either Pool, the date, after the Termination Date with respect to such Pool, on which the entire Purchased Amount, Purchase Discount, Servicing Agent Fee, Collection Agent Fee and Investors Fee with respect to the Receivables Ownership Interest of each Purchaser in such Pool purchased pursuant to the Agreement and all other fees and amounts due to the Purchasers under the Agreement have been finally collected by the Purchasers, the Servicing Agent and the Collection Agent, as the case may be; provided, that any such fees and amounts that are not attributable to a particular Pool shall be allocated proportionately between the Pools for purposes of this definition.

      "Regulatory Change" means any change occurring after the Effective Date in any (or the adoption after the date hereof of any new):

      (a) United States Federal or state law or foreign law applicable to either Purchaser or any Affiliate of either thereof; or

      (b) regulation, interpretation, directive, or request (whether or not having the force of law) applying to either Purchaser or any Affiliate of either thereof of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) or of any fiscal, monetary, or other authority having jurisdiction over either Purchaser or any Affiliate of either thereof.


      "Related Document" means any other agreement, document, exhibit, notice or instrument delivered from time to time in connection with the Agreement.

      "Related Security" means, with respect to any Receivable:

      (a) all of the Seller's interest in the services or merchandise (including returned merchandise), if any, the sale of which gave rise to such Receivable;

      (b) all other security interests or liens (and financing statements filed to evidence perfection of the same) and property subject thereto from time to time purporting to secure

                                   X-10.7-58
      payment of such Receivable, whether pursuant to any Contract related to such Receivable or otherwise; and

      (c) all indemnities, warranties, guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to any Contract related to such Receivable or otherwise.

      "Reuter Screen" is defined within the definition of "LIBO Rate".

      "Reuter System" means the Reuter Money Service Monitor System.

      "Seller Portion" means, with respect to the Collection Agent Fee for any Settlement Period, a percentage thereof equal to the weighted (based on the Outstanding Balance of Eligible Receivables in each of Pool A and Pool B) average of 100% minus the aggregate percentage of the Receivables Ownership Interests of both Purchasers with respect to each of Pool A and Pool B respectively as of the close of business on the last day of such Settlement Period.

      "Seller's Account" means the account of the Seller maintained at Citibank N.A. in New York, New York (account number 00032387) or such other account of the Seller maintained at a depository institution in the United States of America and designated in writing as its account for the purpose of the Agreement.

      "Servicing Agent Fee" means, with respect to each Purchase Discount Period, a fee equal to .20 of 1% per annum on the daily average of the Primary Purchaser's aggregate Purchased Amount with respect to Pool A and Pool B from time to time outstanding.

      "Settlement Date" means, with respect to any Settlement Period, the twenty-fifth (25th) day following the last day of the Settlement Period; provided, however, if at any time the Settlement Period is being determined pursuant to clause (b) of the definition thereof, the Settlement Date with respect to such Settlement Period shall be that date selected from time to time by the Servicing Agent for such purpose.

      "Settlement Period" means:

      (a) prior to the Termination Date for the applicable Pool, each period of time commencing on the first day of a calendar month and ending on the last day of such calendar month; provided, however, that the first Settlement Period shall commence on the Effective Date; and

      (b) on and at all times after the Termination Date for the applicable Pool, such period (including a daily period) as shall be selected from time to time by the Servicing Agent or, in absence of any such selection, each period described in the preceding clause (a).

      "Subsidiary" means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of

      (a) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock or any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

      (b) the interest in the capital or profits of such partnership or joint venture, or

      (c)   the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by the Seller, by the Seller and one or more other Subsidiaries, or by one or more other Subsidiaries.

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                                    X-10.7-59

      "Termination Date" means, with respect to Pool A or Pool B, the earliest of:

      (a)   the Purchase Termination Date with respect to such Pool;

      (b) November 10, 1997 (the "Original Date"); provided that upon the Seller's written request (which shall be received by the Servicing Agent at least 10 days prior to the next occurring Extension Date (as defined below)) and at the election of the Servicing Agent, the Original Date shall be extended on the last day of each January, April, July, and October commencing January 31, 1997 (each an "Extension Date"), to the date that is 360 days after such Extension Date. If the Servicing Agent elects to allow such extension, it shall give notice of such election to the Seller. If the Servicing Agent has elected to allow no further extensions, the Servicing Agent shall notify the Seller of such election at least ten Business Days in advance of such next occurring Extension Date, in which case the Original Date (as the same theretofore may have been extended from time to time) shall be deemed to be a date that is 360 days from the last Extension Date in respect of which a notice had been given by the Servicing Agent to the Seller, and in such case, the Original Date shall be subject to no further extensions. Notwithstanding the foregoing, if the Servicing Agent fails to give any notice to the Seller prior to any Extension Date, the Original Date (as the same theretofore may have been extended from time to time) shall be 360 days from the last Extension Date in respect of which a notice had been given by the Servicing Agent to the Seller, and in such case, the Original Date shall be subject to no further extensions; and

      (c) the fifth Business Day succeeding notice by the Servicing Agent for purposes of designating the Termination Date for either Pool A or Pool B, as applicable, provided, however, that such notice may be given only at a time when the Receivables Ownership Interest for such Pool is zero.

      "UCC" means, relative to any jurisdiction, the Uniform Commercial Code as from time to time in effect in such jurisdiction.




                 (SCHEDULES AND EXHIBITS INTENTIONALLY OMITTED)

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                                   X-10.7-60